UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a party other than the registrant  ☐

Check the appropriate box:

☒	Preliminary proxy statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14-a6(e)(2))
☐	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material under Rule 14a-12

New York Community Bancorp, Inc.

(Name of Registrant as specified in its Charter)

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☒	No fee required.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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2016

Proxy Statement & Notice of Annual Meeting of Shareholders

10:00 a.m. June 7, 2016

Sheraton LaGuardia East Hotel, Flushing, New York

April 28, 2016

Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of New York Community Bancorp, Inc., the holding company for New York Community Bank and New York Commercial Bank. The Annual Meeting will be held on Tuesday, June 7, 2016 at 10:00 a.m., Eastern Daylight Time, at the Sheraton LaGuardia East Hotel, 135-20 39th Avenue, in Flushing, New York.

The attached Notice and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of New York Community Bancorp, Inc., as well as representatives of KPMG LLP, the Company’s independent registered public accounting firm, will be present to respond to any questions you may have.

On April 28, 2016, under rules established by the Securities and Exchange Commission, we sent the majority of those shareholders who are eligible to vote at the Annual Meeting a notice that explains how to access their proxy materials and our 2015 Annual Report online, rather than receiving them in traditional printed form. The notice also explains the simple steps our eligible shareholders can follow in order to vote their shares online. If you are among the shareholders who received the notice explaining this process and would prefer to receive your proxy materials in the traditional hard copy format, the notice also explains how to arrange to have the printed materials sent to you in the mail. If you are among those who received their proxy materials in printed form, rather than the notice, please note that you may still access these materials and vote your shares online by going to the following website: www.proxyvote.com and following the prompts.

To cast your vote, please sign, date, and return the enclosed proxy card promptly, or vote online or by telephone as instructed on the proxy card. As the holders of a majority of the Common Stock entitled to vote must be represented, either in person or by proxy, to constitute a quorum at the meeting, we would appreciate your timely response.

To be admitted to the Annual Meeting of Shareholders, a shareholder must present both an admission ticket and photo identification. Procedures for shareholder admission to the meeting are described in the informational section of this Proxy Statement on page 4 and also on page 51, where you also will find information about how you can expedite the delivery of future proxy solicitation materials and help reduce our preparation and distribution costs through online delivery.

On behalf of the Board of Directors, officers, and employees of New York Community Bancorp, we thank you for your continued interest and support.

Sincerely,

Dominick Ciampa	Joseph R. Ficalora
Chairman of the Board	President and Chief Executive Officer

MEETING NOTICE

NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

OF NEW YORK COMMUNITY BANCORP, INC.

DATE AND TIME:	Tuesday, June 7, 2016 at 10:00 a.m., Eastern Daylight Time

PLACE:	Sheraton LaGuardia East Hotel 135-20 39th Avenue Flushing, New York

ITEMS OF BUSINESS:	1) The election of four directors to three-year terms;
2) The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016;

3)     A proposal to amend the Amended and Restated Certificate of Incorporation of the Company phasing out the classification of the board of directors and providing instead for the annual election of directors;

4) A shareholder proposal regarding proxy access, if properly presented at the meeting; and
5) Such other matters as may properly come before the meeting or any adjournments thereof, including whether or not to adjourn the meeting.

WHO CAN VOTE:	You are entitled to vote if you were a shareholder of record at the close of business on Tuesday, April 12, 2016.

VOTING:	We urge you to participate in the meeting, either by attending and voting in person or by voting as promptly as possible by telephone, through the Internet, or by mailing your completed proxy card (or voting instruction form, if you hold your shares through a broker, bank, or other nominee). Each share is entitled to one vote on each matter to be voted upon at the annual meeting. Your vote is important and we urge you to exercise your right to cast it.

MEETING ADMISSION:	If you plan to attend the meeting, you must provide evidence that you are eligible to do so. Please follow the instructions set forth in response to the question “What is the admission policy for the Annual Meeting?” on page 4 of the Proxy Statement.

2015 ANNUAL REPORT:	A copy of our 2015 Annual Report to Shareholders, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, accompanies this Notice and Proxy Statement.

DATE OF DISTRIBUTION:	This Notice, the Proxy Statement, and the proxy card are first being made available or mailed to shareholders on or about April 28, 2016.

By Order of the Board of Directors,

R. Patrick Quinn
Executive Vice President,
Chief Corporate Governance Officer, and Corporate Secretary

Westbury, New York

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL SHAREHOLDER MEETING TO BE HELD ON JUNE 7, 2016

The Company’s Notice of Annual Meeting, Proxy Statement, and Annual Report to Shareholders are available, free of charge, at www.proxyvote.com.

PROXY SUMMARY

PROXY SUMMARY

This summary highlights selected information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding our 2015 performance, please review our 2015 Annual Report on Form 10-K, which accompanies this document.

Continued Strong Performance (see page 19)

In 2015, we continued to meet the challenges of a rapidly changing and highly regulated operating environment with strong performance, highlighted by increased loan production, above average asset quality, and a strong financial position. As indicated by the following highlights, we solidified our position as a strong financial institution that ranks among the nation’s largest by assets and deposits, including by:

➢	Increasing our assets size to $50.3 billion (ranking 22nd among U.S. bank holding companies).
➢	Achieving a strong market capitalization of $7.9 billion.
➢	Demonstrating strong held-for-investment loan production (Loans originated for investment totaled $12.7 billion in 2015, including a record $9.2 billion of multi-family loans).
➢	Maintaining superior asset quality (Non-performing non-covered assets declined $36.0 million, or 20.6%, from the year-end 2014 balance and represented 0.13% of total non-covered assets at December 31, 2015).
➢	Growing our deposits (Deposits rose $98 million year-over-year to $28.4 billion).
➢	Generating strong prepayment penalty income to support margin stability (prepayment penalty income contributed 20 basis points to the net interest margin).
➢	Maintaining solid capital measures that exceed the requirements for FDIC classification as “well capitalized”.
➢	Successfully completing a transformational debt restructuring in the fourth quarter of 2015.

Enhanced Corporate Governance (see pages 6-10)

We are committed to maintaining the highest standards of corporate governance. Strong corporate governance practices help us achieve our performance goals and maintain the trust and confidence of our shareholders and other constituents. Through shareholder outreach and other steps taken to assess our corporate governance and executive compensation programs, we identified important new governance standards and policies to add to our existing framework. Such governance framework highlights include:

➢	Maintaining an independent Board of Directors (83% of our Board satisfy NYSE independence standards, and each of the Compensation, Audit, and Nominating and Corporate Governance Committees are comprised wholly of independent directors).
➢	Our Board Chairman is an independent director.
➢	Unilaterally amending the Company’s Bylaws to implement “proxy access” to allow eligible stockholders to include their own nominees for director in the Company’s proxy materials.
➢	Moving forward on a proposal to phase out the classification of the Board in favor of electing all directors annually, which proposal is being presented at our 2016 annual meeting of shareholders.
➢	Providing for a strong independent Presiding Director who has significant governance responsibilities.
➢	Ensuring that the independent members of the Board and Board Committees meet in executive session without management present.
➢	Maintaining a strong Board of Directors comprised of highly capable individuals who have unique perspectives on our business.
➢	Examining our own Board’s performance through Board and Board Committee annual performance self-evaluations.

Reaffirming our Executive Compensation Philosophy (see page 21)

A basic tenet of our executive compensation philosophy is the creation of incentive opportunities that encourage our executives to create shareholder value and align their interests with the interests of shareholders. During the first quarter of 2015, our lead Independent Presiding Director, members of our Board, and the Compensation Committee of the Board conducted a thorough review of our compensation policies and practices. The review included outreach to our shareholders, expert advisors, and proxy advisory services to evaluate the alignment of our executive pay practices and related corporate governance policies with shareholder expectations and our compensation philosophy The Compensation Committee reviewed the results of this initiative and determined it was in the best interests of the Company and our

Page i

PROXY SUMMARY

shareholders to make certain changes to our executive compensation program that reaffirm our executive compensation philosophy, and to adopt several important new governance policies: The Committee’s actions included, among other things:

➢	Applying separate performance metrics to short-term (cash-based) executive incentive compensation award opportunities versus long-term (equity-based) award opportunities to align our incentive program with our business strategies and the applicable performance period.
➢	Evaluating performance over a three-year period under our long-term incentive plan and using metrics that better link award opportunities to the Company’s performance over an extended period.
➢	Continuing to provide a significant retention incentive for our senior executives by incorporating an extended vesting period for restricted stock awards under our long-term incentive program.
➢	Eliminating tax reimbursements for income realized by executives upon the vesting of restricted stock awards granted under incentive plans implemented for 2015 and subsequent years.
➢	Continuing to prohibit the adoption of new employment or change-in-control agreements that include indemnification for “golden parachute” excise tax liabilities.
➢	Adopting a formal “clawback” policy that allows us to recapture incentive awards made on the basis of financial results in the event that such results are found to have been materially misstated.
➢	Prohibiting the hedging or pledging of Company stock by our officers and directors.
➢	Adopting formal stock ownership guidelines for our officers and directors.

We believe these changes have made us an even better company, and we look forward to continuing the dialogue with our shareholders.

Page ii

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES

Why am I being provided this proxy statement?

This proxy statement summarizes information you need to know in order to vote at the Annual Meeting of Shareholders to be held on Tuesday, June 7, 2016, and at any adjournments thereof, at the Sheraton LaGuardia East Hotel located at 135-20 39th Avenue, in Flushing, New York at 10:00 a.m., Eastern Daylight Time (the “Annual Meeting”). The proxy statement is being sent to you because the Board of Directors (the “Board of Directors” or “Board”) of New York Community Bancorp, Inc. (the “Company”) is soliciting your proxy to vote your shares of common stock of the Company (the “Common Stock”) at the Annual Meeting. On or about April 28, 2016, the proxy statement and proxy materials, or a notice advising how to access these documents online, will be sent to shareholders of record as of April 12, 2016. The 2015 Annual Report to Shareholders, which includes the Annual Report on Form 10-K featuring the Company’s consolidated financial statements for the fiscal year ended December 31, 2015, accompanies this proxy statement.

What is a proxy?

A proxy is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. One or more of the Company’s directors will serve as the designated proxy to cast the votes submitted by the Company’s shareholders at the Annual Meeting.

What is a proxy statement?

It is a document that the Company is required to give you, or provide you with access to, in accordance with regulations of the Securities and Exchange Commission (the “SEC”), when asking you to designate proxies to vote your shares of the Common Stock at a meeting of shareholders. The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations of the SEC and the rules of the New York Stock Exchange (the “NYSE”).

On what matters are the shareholders of record voting?

The shareholders of record will vote on the following proposals:

Proposal 1: Election of Directors. In Proposal 1, four director nominees have been recommended for election to the Board of Directors by the Nominating and Corporate Governance Committee of the Board. Directors are elected by a majority of the votes cast, meaning that the number of votes cast “FOR” a nominee must exceed the number of votes cast “AGAINST” that nominee, with broker non-votes and abstentions not counted as a vote cast either “FOR” or “AGAINST” that nominee. Shares not voted will have no impact on the election of directors. A properly executed proxy marked “FOR ALL” of the four nominees for director will be voted for each of the nominees, unless you mark the proxy card “WITHHOLD ALL” or “FOR ALL EXCEPT.” Marking the proxy card “WITHHOLD ALL” will withhold your vote as to all nominees for director. Marking the proxy card “FOR ALL EXCEPT” will direct that your shares be voted for all nominees except that your shares will be withheld as to any nominees you may specify.

Proposal 2: Ratification of Auditors. A majority of votes cast at the Annual Meeting are required to approve Proposal 2, a proposal to ratify the reappointment of KPMG LLP as the Company’s independent registered public accounting firm for 2016. In connection with such proposal, shares as to which the “ABSTAIN” box has been selected on the proxy card and shares underlying broker non-votes or in excess of the Limit (as described below) will not be counted as votes cast, and will have no effect on the vote on the matter presented.

Proposal 3: Phase out the classified Board of Directors by approving amendments to the Amended and Restated Certificate of Incorporation. To be approved, at least 80 percent of the shares outstanding as of the record date must vote in favor of Proposal 3, a proposal phasing out the classification structure of the Board of Directors and providing instead for the annual election of directors. In connection with such proposal, shares as to which the “ABSTAIN” box has been selected on the proxy card and shares underlying broker non-votes or in excess of the Limit (as described below) will count as a vote against the proposal.

Proposal 4: Shareholder Proposal Regarding Proxy Access. The City of New York Office of the Comptroller (the “Comptroller”) has submitted a shareholder proposal and supporting statement (the “NYC Comptroller Proposal”) for an amendment to the Bylaws of the Company to include provisions for shareholder proxy access that differ from the proxy provisions adopted by the Board last year. The NYC Comptroller Proposal is referred to herein as the “Shareholder Proposal Regarding Proxy Access” and is included as Proposal 4 below. To approve Proposal 4, a majority of the votes cast at the Annual Meeting is required. In connection with such proposal, shares as to which the “ABSTAIN” box has been

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES

selected on the proxy card and shares underlying broker non-votes or in excess of the Limit (as described below) will not be counted as votes cast, and will have no effect on the vote on the matter presented. Your vote on Proposal 4 is an advisory vote, which means that the Company and the Board of Directors is not required to take any action based on the outcome of the vote.

As discussed below, under NYSE Rules, if your broker holds shares in your name and delivers this proxy statement to you, the broker is not entitled to vote your shares on any non-routine proposal (Proposals 1, 3, and 4) without your specific instructions.

Who may vote and what constitutes a quorum at the meeting?

The close of business on April 12, 2016, has been fixed by the Board of Directors as the record date (the “Record Date”) for the determination of shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

In order to conduct the Annual Meeting, shareholders of record of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company’s Certificate of Incorporation) must be present in person or by proxy. This is called a quorum. Shareholders who deliver valid proxies or vote in person at the meeting will be considered part of the quorum. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting. Abstentions will be counted as present and entitled to vote for purposes of determining a quorum. Broker “non-votes” (which are explained below) are counted as present and entitled to vote for purposes of determining a quorum only for routine matters. In the event that there are not sufficient shares present for a quorum, or votes to approve or ratify any management proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

How many votes do I have?

The securities that may be voted at the Annual Meeting consist of shares of Common Stock, with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below. There is no cumulative voting for the election of directors. The total number of shares of Common Stock outstanding and entitled to vote as of the Record Date was 486,358,072.

How do I vote?

A shareholder may vote in person at the Annual Meeting by filling out a ballot or may vote in advance of the Annual Meeting by using a proxy to authorize a proxy to vote on his or her behalf. There are three ways to use a proxy:

Mail: If you received your proxy materials by mail, you may vote by completing, signing, and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. You are urged to indicate your votes in the spaces provided on the proxy card.

Internet: You may access the proxy materials on the Internet at www.proxyvote.com and follow the instructions on the proxy card or on the Notice of Internet Availability.

Telephone: You may call toll free at 1-800-690-6903, and follow the instructions on the proxy card or on the Notice of Internet Availability.

The Internet and telephone voting procedures are designed to authenticate shareholders’ identities and allow shareholders to provide their voting instructions and confirm that the instructions have been properly recorded. Specific instructions for shareholders of record who wish to vote their proxies over the Internet or by telephone are set forth on the proxy card for the Annual Meeting.

Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m., Eastern Daylight Time, on June 6, 2016.

Your vote as a shareholder is important. Please vote as soon as possible to ensure that your vote is recorded.

The Company encourages shareholders to take advantage of the options to vote using the Internet or by telephone. Voting in this manner will result in cost savings for the Company.

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES

How are the proxy materials delivered?

As has been the case since 2008, the Company is again reducing its costs by taking advantage of SEC rules that allow companies to furnish proxy materials to shareholders primarily through the Internet. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders who (i) own shares directly in the Company (“shareholders of record”) and not through a broker, bank, or intermediary directly to their mailing address unless they have directed the Company to provide the materials in a different manner or (ii) hold shares of Common Stock through the Company’s stock-based benefit plans. See “Benefit Plan Voting” below. Shareholders whose shares are held for them by brokerage firms, banks, or other intermediaries (“beneficial owners”) will have the proxy materials or the Notice forwarded to them by the intermediary that holds their shares. The Notice provides instructions on how to access and review all of the important information contained in the Company’s proxy statement and 2015 Annual Report to Shareholders, as well as how to cast your vote, over the Internet.

Shareholders who receive the Notice and who would still like to receive a printed copy of the Company’s proxy materials, including the 2015 Annual Report to Shareholders, can find instructions for requesting these materials included in the Notice. The Company plans to mail the Notice to shareholders on April 28, 2016.

What is a broker non-vote?

If you hold your shares in “street name” (i.e., through a broker, bank, or other nominee), it is critical that you cast your vote if you want it to count in the election of directors. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your broker or nominee was allowed to vote those shares on your behalf on the election of directors as they felt appropriate. Recent changes in regulation were made to take away the ability of your broker or nominee to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors or with respect to the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation or the shareholder proposal regarding proxy access, no votes will be cast on your behalf with respect to these matters. These uncast “votes” are referred to as broker non-votes. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2).

What effect do broker non-votes and abstentions have?

A broker or other nominee may generally vote your shares without instruction on routine matters, but not on non-routine matters. A broker “non-vote” occurs when your broker submits a proxy for your shares, but does not indicate a vote for a particular “non-routine” proposal (such as Proposals 1, 3, and 4) because your broker does not have your authority to vote on that proposal and has not received specific voting instructions from you. Broker non-votes are not counted as votes for or against the proposal in question or as abstentions, nor are they counted to determine the number of votes present for a non-routine proposal. However, when a proposal requires the affirmative vote of a percentage of the Company’s outstanding shares entitled to vote in order to be approved (such as proposal 3), a broker non-vote will have the same effect as a vote against the proposal.

If you abstain from voting on a particular matter, your vote will be counted as present for determining whether a quorum exists, but will not be treated as cast for or against that matter.

What if I sign and date my proxy but do not provide voting instructions?

Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. If you are a shareholder of record and do not provide voting directions, signed and dated proxy cards will be voted as follows:

•	FOR the election of the nominees for director named in this proxy statement;

•	FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company;

•	FOR the approval of the amendment to the Amended and Restated Certificate of Incorporation phasing out the classification of the board of directors and providing instead for the annual election of directors; and

•	AGAINST the Shareholder Proposal Regarding Proxy Access.

Other than the matters listed on the attached Notice of 2016 Annual Meeting of Shareholders of New York Community Bancorp, Inc., the Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. However, execution of a proxy or voting online or by telephone confers on the designated proxy holder discretionary authority to vote the shares represented by the proxy in accordance with his or her

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES

best judgment on such other business, if any, which may properly come before the Annual Meeting or any adjournments thereof, including whether or not to adjourn the meeting.

May I revoke my proxy?

A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, by voting online or by telephone on a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not itself constitute revocation of your proxy.

Who pays the costs of soliciting proxies?

The cost of the solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, D.F. King & Co., Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $9,000 plus out-of-pocket expenses. Proxies also may be solicited, personally or by telephone, by directors, officers, and other employees of the Company and its subsidiaries, New York Community Bank (the “Community Bank”) and New York Commercial Bank (the “Commercial Bank”) (collectively, the “Banks”), without receipt of additional compensation.

The Company also will request that persons, firms, and corporations holding shares in their names, or in the names of their nominees that are beneficially owned by others, send proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such holders for their reasonable expenses in doing so.

If your Company shares are held in street name, your broker, bank, or other nominee will provide you with instructions that must be followed in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the Internet or by telephone. Please see the instruction form that was provided by your broker or bank with this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form, you will need to contact your broker or bank in order to do so.

What is the admission policy for the Annual Meeting?

Attendance at the Annual Meeting is limited to:

(1) Shareholders of record of Common Stock;

(2) Beneficial holders of Common Stock; and

(3) Authorized representatives of entities who are beneficial holders of Common Stock.

A shareholder must present, in addition to a valid photo ID or other satisfactory proof of identification, the following materials in order to be admitted to the Annual Meeting:

(A)	Record holders must present the top portion of their proxy card, which will serve as an admission ticket.

(B)	Beneficial holders must present evidence of their ownership. Materials that appropriately evidence ownership include: a notice regarding the availability of proxy materials, the top portion of a voting instruction form, or a recent proxy or letter from the bank, broker, or other intermediary that holds the beneficial holders’ shares and which confirms the beneficial holders’ ownership of those shares.

(C)	In addition to any evidence required under (B) above for beneficial holders, authorized representatives of beneficial holders must present a letter from the record holder certifying as to the beneficial ownership of the entity they represent, and a letter from the beneficial holder certifying as to their status as an authorized representative.

The use of cameras, recording devices and other electronic devices, and cellular phones or PDAs (including those with photographic and/or video recording capabilities) will not be permitted at the Annual Meeting. Any devices or instruments that may be potentially disruptive will not be permitted. Company representatives will be at the entrance to the Annual Meeting and these representatives will have the authority, on the Company’s behalf, to determine whether the admission policy and procedures are being followed and whether you will be granted admission to the Annual Meeting.

What is the Limit on voting securities?

As provided in the Company’s Certificate of Incorporation, holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the “Limit”) are not entitled to any vote with respect to the

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES

shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by, persons acting in concert with such person or entity. The Company’s Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

Proxies solicited hereby will be tabulated by inspectors of election designated by the Board of Directors. The inspectors of election will not be employed by, or be directors of, the Company or any of its affiliates.

BENEFIT PLAN VOTING

Active employee-participants in the Company benefit plans who hold Common Stock will receive an e-mail that contains a link to this proxy statement, along with procedures to follow in order to vote the shares of Common Stock credited to each participant’s account under the Company benefit plans and the shares of Common Stock (if any) held independently of the Company benefit plans. Retired and inactive employee-participants will receive their proxy materials via U.S. mail. Benefit plan voting instructions will be delivered to the trustee for the Company benefit plans and the shares will be voted as directed by participants. Shares for which no voting instructions are provided or are not timely received will be voted by the trustee for the Company’s stock-based benefit plans in the same proportion as the voting instructions the trustee receives from other participants, or in the case of the Company’s equity incentive plans, as directed by the Company. Benefit plan voting instructions must be received by 11:30 p.m., Eastern Daylight Time, on June 2, 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as to those persons or entities known by management to be beneficial owners of more than 5% of the outstanding shares of Common Stock on April 12, 2016. Other than those persons or entities listed below, the Company is not aware of any person or entity or group that beneficially owned more than 5% of the Common Stock as of that date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	43,662,096	(1)	9.00%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	32,645,151	(1)	6.73%

(1)	Based solely on information filed in a Schedule 13G/A with the SEC on February 10, 2016.

SHAREHOLDER OUTREACH AND RECENT INITIATIVES

SHAREHOLDER OUTREACH AND RECENT INITIATIVES

In our continuing effort to increase engagement with the majority of our larger investors to better understand their specific concerns, and to provide us with a basis for further evaluation of our governance practices and our executive compensation structure, we again reached out to our shareholders holding approximately 20% of our total outstanding shares. Three of our independent directors and a group of senior officers led the outreach, which sought additional perspective on compensation and corporate governance issues. While not all investors had the same views or concerns, we listened carefully. After considering this insight and other factors, our Compensation Committee has considered and approved many changes to our executive compensation program. Similarly, our Nominating and Corporate Governance Committee approved significant changes to our corporate governance practices and policies.

Listed are enhancements that we have made to our corporate governance policies, procedures, and practices, which have been the subject of shareholder comment:

➢	Effective in 2015, we have amended our Bylaws to implement “proxy access” to allow eligible stockholders to include their own nominees for director in the Company’s proxy materials.
➢	Effective in 2015, we have implemented anti-hedging and anti-pledging policies for directors and executive officers.
➢	We have created a Cyber Security Committee of the Board to assist the Board in fulfilling its responsibilities with respect to the oversight of our exposure to cyber risk.
➢	We have resolved to present and support a proposal at the 2016 annual meeting of shareholders to amend the Company’s Certificate of Incorporation to declassify the Board. If shareholders approve the proposal, then it will be applied to directors whose then current three-year terms expire at the annual meetings of stockholders to be held in 2017, 2018, and 2019, respectively. Each class would thereafter be elected on an annual basis with all directors being up for election at the 2019 annual meeting.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE PHILOSOPHY

Our Board, as stewards of shareholder interests, is committed to maximizing long-term shareholder value creation and to maintaining sound corporate governance principles consistent with the requirements of the NYSE, federal banking regulation, and other applicable rules. To that end, under the leadership of the Nominating and Corporate Governance Committee, we have concentrated significant efforts and resources to reviewing our overall corporate governance practices. We have focused on the changing needs for financial institution boards in the current regulatory environment (including the corporate governance changes required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the “Dodd-Frank Act”). We have taken into consideration the governance policies and practices of our peers. We have also developed an active shareholder outreach program to better understand the views and concerns of our shareholders. As a result, the Board has adopted a series of changes to improve the Company’s corporate governance structure and practices to the extent that the Board believed the changes were and are in the Company’s and its shareholder’s best interests.

For example, since 2010, we have increased the number of directors on the Board who have specific expertise in audit, regulatory oversight, and real estate investment and finance. We have a Risk Assessment Committee comprised of independent directors to assist the Board in overseeing and reviewing information regarding our enterprise risk management program, risk exposure and risk governance policies and practices. In 2015, we also created a Cyber Security Committee comprised of independent directors which has been authorized to assist the Board in overseeing the Company’s Information Security Program.

Certain governance policies and practices in effect in 2015 are listed in the chart below.

Board and Governance Information	2015

Size of Board	12
Number of Independent Directors	10
Staggered Election of Directors	Yes*
Majority Voting for Directors	Yes
Proxy Access for shareholders	Yes
Separation of Chairman of the Board and Chief Executive Officer positions	Yes
Independent Presiding Director	Yes
Code of Business Conduct and Ethics	Yes
Annual Board & Committee Evaluations	Yes
Risk Assessment Committee	Yes
Executive Compensation	Yes
Claw Back Provision	Yes
Board member and Executive Ownership of Shares	Yes
Anti-Pledging and Hedging	Yes
No Poison Pill	Yes

*	As noted above, the Board is supporting a proposal at the 2016 Annual Meeting to amend the Company’s Amended and Restated Certificate of Incorporation to declassify the Board.

The Board has adopted a set of Corporate Governance Guidelines, which are available on the corporate governance pages of the Investor Relations portion of our Company’s website, www.myNYCB.com, and are available in print to any shareholder who requests a copy. These guidelines address, among other matters, the qualifications and responsibilities of directors; functions of the Board and Board committees; director compensation, training, and performance evaluations; and management performance evaluations and succession.

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We will continue to actively monitor and consider additional changes to our corporate governance practices in the future.

DIRECTOR INDEPENDENCE

The Board has determined that the following 10 directors are “independent” within the meaning of the rules of the New York Stock Exchange: Dominick Ciampa, Maureen E. Clancy, Hanif “Wally” Dahya, Leslie D. Dunn, Michael J. Levine, James J. O’Donovan, Lawrence Rosano, Jr., Ronald A. Rosenfeld, Lawrence J. Savarese, and John M. Tsimbinos. Additionally, the Board has determined that each of the members of the Audit, Nominating and Corporate Governance, and Compensation Committees is independent in accordance with the listing standards of the NYSE and, in the case of the members of the Audit Committee, the rules of the SEC. In determining the independence of its members, the Board broadly considers all facts and circumstances it deems to be relevant and does not limit such review to a specific set of categorical independence standards. Such determinations are made not merely from the standpoint of the director, but also from that of persons or organizations with whom or which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others.

In arriving at its conclusions with respect to the directors named above, the Board determined that the directors had no material relationships (as such term is defined under the listing standards of the NYSE) with the Company either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. Directors Ciampa, Levine, O’Donovan, and Rosano are principals in, or have ownership interests in, organizations that maintain lending relationships with the Community Bank, and Director Levine is a guarantor of a loan between the Community Bank and a family member. These Directors have fully disclosed such relationships to the Board, and the Board has determined that the subject loans do not involve more than normal risk of collectability or present other unfavorable features, and were made on substantially the same terms (including interest rates and collateral requirements) as those prevailing at the same time for comparable transactions with unaffiliated persons. All loans to the four directors are fully performing in accordance with their terms. Accordingly, the lending relationships maintained by the Community Bank with Messrs. Ciampa, Levine, O’Donovan, and Rosano would not be inconsistent with a determination that they are independent directors of the Company.

Further, Directors Ciampa, Levine, O’Donovan, and Rosano possess significant knowledge of, and each is a principal in companies that actively participate in, the New York metropolitan area real estate market, where the Banks currently conduct significant portions of their lending businesses. The Board has determined that it is in the best interests of the Banks and the Company not to exclude such potential borrowers from conducting business with the Banks in accordance with the arms-length terms described above, and under circumstances that are no more favorable than those available to the Banks’ other borrowers.

BOARD LEADERSHIP STRUCTURE AND RISK OVERSIGHT

Independent Chairman of the Board. The Chairman of the Board is an independent director. The offices of Chairman of the Board and Chief Executive Officer (“CEO”) are separated, with Dominick Ciampa serving as Chairman of the Board and Joseph R. Ficalora holding the position of President and CEO. The Company does not have a formal policy with respect to the separation or combination of the offices of Chairman of the Board and CEO. Rather, the Board has the discretion to combine or separate these roles as it deems appropriate from time to time, which provides the Board with the necessary flexibility to adjust to changed circumstances. In light of the many challenges arising from the difficult economic and regulatory environment, the Board determined that separating the roles of Chairman and President and CEO would allow the CEO to devote the requisite significant time to, and focus on, managing our business and maintaining our financial strength.

Presiding Director. The Company’s independent Presiding Director functions as a Lead Director, but the Board prefers the term Presiding Director to emphasize that all directors share equally in their responsibilities as members of the Board. The Presiding Director presides at all Board meetings and executive sessions at which the Chairman is not present and is responsible for coordinating the annual self-evaluations of the members of the Board. Additionally, the Presiding Director is available for consultation and communication with major shareholders where appropriate, upon reasonable request, and performs such other functions as the Board directs. The Presiding Director is appointed annually by, and from among, the independent directors. Currently, the Presiding Director of the Board is Michael J. Levine.

Committee Chairs. All Committee Chairs are independent and are appointed annually by the Board. They approve agendas and materials for their respective committee meetings, and serve as the liaisons between committee members and the Board and between committee members and senior management.

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Risk Management. Risk is inherent in every business, and how well a business manages risk can ultimately determine its success. As a financial institution, we face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, legal/compliance, strategic risk, and reputational risk. Management is responsible for the day-to-day management of the risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In particular, the Risk Assessment Committee coordinates the risk oversight function. Our Chief Risk Officer reports directly to both the Risk Assessment Committee and our CEO. The Chairman of the Board meets regularly with management to discuss strategies and the risks facing the Company. Senior members of management attend Board meetings and are available to address questions or concerns raised by the Board on risk management and other matters. The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, through special meetings of the independent directors. See “Board Committees-The Risk Assessment Committee” on page 13 for further information.

OTHER GOVERNANCE PRACTICES

Executive Sessions of the Board. In 2015 the Board met thirteen times in executive session with only the CEO and COO present and, in keeping with the Company’s Corporate Governance Guidelines, met three times in executive session with no members of management present.

Code of Business Conduct and Ethics. The Company maintains a Code of Professional Conduct, applicable to all Company, Community Bank, and Commercial Bank employees, which sets forth requirements relating to ethical conduct, conflicts of interest, and compliance with the law. The Code of Professional Conduct requires that the Banks’ employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company’s and the Banks’ best interests. The CEO, Chief Operating Officer, and Chief Financial Officer are bound by the Code of Professional Conduct. In addition, the Board of Directors has adopted a Code of Business Conduct and Ethics for the CEO, Chief Operating Officer, and Chief Financial Officer of the Company. Copies of both Codes, which also apply to the directors of the Company, are available, free of charge, on the corporate governance pages of the Investor Relations portion of our website, www.myNYCB.com, and are available in print to any shareholder who requests a copy.

Board Diversity and Tenure. The Nominating and Corporate Governance Committee has a long-standing commitment to diversity, rather than a formal diversity policy, and is guided by the Company’s diversity philosophy in its review and consideration of potential director nominees. In this regard, the Board and the Committee view diversity holistically. As set forth in the Company’s Corporate Governance Guidelines, the Board and the Committee consider:

➢	Whether the individual meets the requirements for independence;
➢	The individual’s general understanding of the various disciplines relevant to the success of a large publicly-traded company in today’s global business environment;
➢	The individual’s understanding of the Company’s business and markets;
➢	The individual’s professional expertise and experience;
➢	The individual’s educational and professional background; and
➢	Other characteristics of the individual that promote diversity of views and experiences.

The Nominating and Corporate Governance Committee has not established any specific minimum qualification standards for nominees to the Board and evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors who will best enhance the Company’s success and represent shareholder interests through the exercise of sound judgment and the application of its diversity of experience. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in, and contributions, to the activities of the Board. In addition, the Committee considers whether the Board has specific needs for certain skills or attributes at a given time (for example, financial or chief executive officer experience). Other criteria for Board membership are set forth in the Company’s Corporate Governance Guidelines and Nominating and Corporate Governance Committee Charter, copies of which are available, free of charge, on the corporate governance pages of the Investor Relations portion of our website, www.myNYCB.com, and are available in print to any shareholder who requests a copy.

Long-tenured directors can offer significant benefits in the governance of the Company due to the deep knowledge of our business and functioning they acquire through years of service. They provide continuity and stability at the highest governance level, as well as a historical perspectives that are indispensable in determining the Company’s strategic vision. Long-tenured directors maintain significant institutional knowledge and offer stability. In addition, due to their historical knowledge of the Company, long-tenured directors can be particularly well suited to exercise Board level influence and to provide an effective challenge mechanism when required. Over the course of time, in addition to their stature, long-tenured directors develop important working relationships with other Board members and management,

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resulting in effective collaboration in carrying out the Company’s objectives and management oversight. Our Board believes that director tenure, like other governance policies and structures, should be tailored to the Company’s unique governance needs and challenges. While long tenured directors bring a depth of valuable experience to our Board, the Company is also committed to “fresh perspectives,” having added three new independent directors to our Board in the past three years.

Our Bylaws provide that, unless otherwise determined by a majority of the disinterested members of the Board, no person may be elected, appointed, or nominated as a director after December 31 of the year in which such person attains the age of 80. Based upon, among other things, the significant experience, knowledge and value they offer the Board, the Board has unanimously determined to exempt Mrs. Clancy and Mr. Ciampa from this retirement age requirement.

Board Self-Evaluations. The Board of Directors annually assesses its effectiveness, the operations of its committees, and the contributions of director nominees. The Independent Presiding Director coordinates the evaluation of the Board as a whole and its committees, as well as individual evaluations of those directors who are being considered for possible re-nomination to the Board.

BOARD COMMITTEES

The Board conducts its business through periodic meetings and through the activities of its committees. In 2015, the Board held 12 regular monthly meetings, and various standing committees of the Board met another 59 times, for an aggregate of 71 meetings. All incumbent directors of the Company attended at least 75% of the aggregate number of meetings of the Board and committees on which such director served during fiscal year 2015 except for Max L. Kupferberg who attended 15 of 28 meetings, or 54%, of such meetings. After developing health issues, Mr. Kupferberg retired from the Board effective July 1, 2015. Leslie Dunn was appointed to the Board as of September 1, 2015, and has attended 100% of the Board meetings and meetings of the Audit, Risk Assessment, Cyber Security, and Nominating and Corporate Governance Committees held since her appointment. Board members are expected to make reasonable efforts to attend all Board meetings and all meetings of the Board committees on which they serve. Absences are excused only for good cause.

The Board has eight standing committees as follows: (i) Audit Committee, (ii) Compensation Committee, (iii) Nominating and Corporate Governance Committee, (iv) Risk Assessment Committee, (v) Capital Assessment Committee, (vi) Investment Committee, (vii) Insurance Committee, and (viii) Cyber Security Committee. Each committee has a written charter adopted by the committee and ratified by the Board. As required by NYSE Rules, charters for the Audit, Compensation, and Nominating and Corporate Governance Committees can be found on the Investor Relations portion of the Company’s website at www.myNYCB.com, and are available in hardcopy to any shareholder who requests them. Each member of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee has been determined by the Board to be independent for purposes of the NYSE corporate governance listing standards and within the meaning of regulations of the SEC.

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The following table presents the membership of our independent Board members on the various Board committees1:

Director	Audit	Compensation	Nominating & Corporate Governance	Risk Assessment	Capital Assessment	Investment	Cyber Security	Insurance	Mortgage & Real Estate	Credit Committee
Dominick Ciampa†	×	×	×	×	✓	×	×	✓	✓	✓
Maureen Clancy		Chair	✓					Chair
Hanif “Wally” M. Dahya#	✓	✓	✓	✓	✓	Chair	Chair			Chair
Leslie D. Dunn*	✓		✓	✓			✓
Michael J. Levine* / **	✓	✓	Chair	Chair	✓		✓		✓	✓
James J. O’Donovan			✓		✓				Chair	✓
Lawrence Rosano, Jr.			✓						✓	✓
Ronald A. Rosenfeld	✓		✓	✓		✓	✓
Lawrence J. Savarese*#	Chair		✓	✓	Chair	✓	✓			✓
John M. Tsimbinos			✓			✓		✓	✓	✓
Joseph R. Ficalora									✓	✓
Robert Wann
Meetings Held in 2015	12	8	3	12	6	4	12	1	50	49

(1)	In addition, the Community Bank maintains a Board Mortgage and Real Estate Committee and the Commercial Bank maintains a Credit Committee. All Company Board Committees are replicated at the bank level.
†	Chairman of the Board of Directors
*	Designated as Audit Committee Financial Expert
**	Designated independent Presiding Director
#	Designated as Risk Committee Expert
×	Ex-officio attendee

A description of the nature and purpose of each of the Board committees follows.

1.	The Audit Committee

The Audit Committee of the Board consists of Messrs. Savarese (Chair), Levine, Rosenfeld, Dahya, and Ms. Dunn, all of whom meet the independence criteria for audit committee members in accordance with the listing standards of the New York Stock Exchange and the rules of the SEC. The Board of Directors has determined that Messrs. Savarese and Levine and Ms. Dunn are “audit committee financial experts” under the rules of the SEC. The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities, including with respect to review and, as applicable, approval of (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with applicable legal and regulatory requirements; (3) the independent registered public accounting firm’s qualifications and independence; (4) the performance of the Company’s internal audit function and independent auditors; (5) the system of internal controls relating to financial reporting, accounting, legal compliance, and ethics established by management and the Board; and (6) the Company’s internal and external auditing processes. This Committee meets with the Company’s and the Community and Commercial Banks’ internal auditors to review the performance of the internal audit function. The Audit Committee met twelve times in 2015. A detailed list of the Committee’s functions is included in its written charter adopted by the Board of Directors, a copy of which is available free of charge on the corporate governance pages within the Investor Relations portion of our website at www.myNYCB.com, and is available in print to any shareholder who requests a copy.

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2.	The Compensation Committee

The Compensation Committee of the Board consists of Ms. Clancy (Chair) and Messrs. Dahya and Levine, all of whom are independent in accordance with the listing standards of the NYSE. This committee meets to establish compensation for the executive officers and to review the Company’s incentive compensation programs when necessary. (See “Compensation Discussion and Analysis” beginning on page 18 for further information on the Company’s processes and procedures for the consideration and determination of executive and director compensation.) The Compensation Committee met eight times in 2015, including eight executive sessions attended by Committee members only. The Compensation Committee acts under a written charter adopted by the Board of Directors, a copy of which is available, free of charge, on the corporate governance pages within the Investor Relations portion of our website at www.myNYCB.com, and is available in print to any shareholder who requests a copy.

Consistent with new SEC disclosure requirements, the Compensation Committee has assessed the Company’s compensation programs and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. At the Committee’s direction, management of the Company maintains an Incentive Compensation and Performance Management Committee responsible for overseeing and monitoring non-executive incentive compensation objectives, performance management, and incentive compensation plans. The Committee, which consists of various senior officers, including the Chief Operating Officer and the Chief Risk Officer, has assessed the Company’s non-executive incentive compensation plans to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. This risk assessment process includes a review of plan policies and practices; an analysis to identify risks and risk controls related to the plans; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk controls, and the consistency of the programs and their risks with regard to the Company’s strategies. Reporting by the Incentive Compensation and Performance Management Committee to the Compensation Committee occurs at least annually. Although the Compensation Committee reviews all compensation programs, it focuses on the programs with variability of payout, the ability of a participant to directly affect payout, and the controls on participant action and payout.

Based on the foregoing, we believe that our non-executive compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and our risk management practices; and are supported by the oversight and administration of the Compensation Committee.

3.	The Nominating and Corporate Governance Committee

The Board’s Nominating and Corporate Governance Committee consists of Messrs. Levine (Chair), Dahya, O’Donovan, Tsimbinos, Rosano, Rosenfeld, Savarese, and Mss. Clancy and Dunn, all of whom are independent in accordance with the listing standards of the New York Stock Exchange. The Committee considers and recommends the nominees for director to stand for election at the Company’s Annual Meeting of Shareholders.

The Nominating and Governance Committee is responsible for recommending to the Board the qualifications for Board membership, identifying, assessing, and recommending qualified director candidates for the Board’s consideration, assisting the Board in organizing itself to discharge its duties and responsibilities, and providing oversight of the Company’s corporate governance practices and policies, including an effective process for shareholders to communicate with the Board. The Committee is composed entirely of independent directors as defined by the NYSE Corporate Governance Standards and operates under a written charter. The Committee’s charter is available on the corporate governance pages within the Investor Relations portion of the Company’s website at www.myNYCB.com and is available in print upon request.

The Committee’s role in, and process for, identifying and evaluating prospective director nominees is described herein and above in –Board Diversity and Tenure. See also “Procedures for Shareholders to Recommend Directors”. In addition, the Committee makes recommendations to the Board concerning director independence, Board committee assignments, committee chairman positions, Audit Committee “financial experts,” the financial literacy of Audit Committee members, and Risk Assessment Committee “risk management experts.”

The Nominating and Corporate Governance Committee held three meetings during 2015.

4.	The Risk Assessment Committee

The Board’s Risk Assessment Committee is comprised of Messrs. Levine (Chair), Dahya, Rosenfeld, Savarese, and Ms. Dunn, all of whom meet the independence criteria in accordance with the listing standards of the New York Stock Exchange and the rules of the SEC. The Board of Directors has determined that Messrs. Dahya and Savarese are “risk management experts” under the enhanced prudential standards of the Dodd-Frank Act. The Risk Assessment Committee has been appointed by the Company’s Board of Directors to assist the Board in fulfilling its responsibilities with respect to

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oversight of the Company’s risk management program, including as it relates to the risk appetite of the Company and the policies and procedures used to manage various risks, including credit, market, interest rate, liquidity, legal/compliance, strategic, operational, and certain other risks.

The Risk Assessment Committee’s role is one of oversight, recognizing that management is responsible for designing, implementing, and maintaining an effective risk program. The Company’s departmental managers are the first line of defense for managing risk in the areas for which they are responsible. As the second line of defense, the Company’s Chief Risk Officer provides overall leadership for the Company’s enterprise risk management framework, including risk identification, risk measurement, risk monitoring, risk mitigation, and risk reporting.

At each regularly scheduled meeting of the Risk Assessment Committee, the Committee receives a monthly report from the Chief Risk Officer with respect to the Company’s approach to management of major risks, including the implementation of the Enterprise Risk Management program and risk mitigation efforts. The Chief Risk Officer is responsible for an integrated effort to identify, assess, and manage risks (including through risk measurement, risk monitoring, risk mitigation, and risk reporting), that may affect the Company’s ability to execute on its corporate strategy and fulfill its business objectives. The Risk Assessment Committee enhances the Board’s oversight of risk management.

The Risk Assessment Committee met twelve times in 2015. A detailed list of the Committee’s functions is included in its written charter adopted by the Board of Directors, and is available in the corporate governance pages within the Investor Relations portion of our website at www.myNYCB.com, and is also available in print to any shareholder who requests a copy.

5.	The Capital Assessment Committee

In response to the extensive capital and stress testing rules and regulations of the Dodd-Frank Act, the Board established the Capital Assessment Committee in September 2013. The Committee members are comprised of the chairs of other Board committees, which facilitates close coordination of the oversight functions of those Board committees. The members include the Chairman of the Board, Mr. Ciampa; Chair of the Audit Committee, Mr. Savarese; the Chair of the Risk Assessment Committee, Mr. Levine; the Chair of the Community Bank Board’s Mortgage and Real Estate Committee, Mr. O’Donovan; and the Chair of the Commercial Bank Board’s Credit Committee, Mr. Dahya. Mr. Savarese serves as the Chair of the Capital Assessment Committee. The Capital Assessment Committee met six times in 2015.

The purpose of the Committee is to assist the Board in its oversight of management’s exercise of its responsibility to (1) perform capital stress testing as required under applicable regulations, policies, and external or internal guidelines; (2) consider tests, controls, reports, and other actions that would be necessary for the Company to perform capital stress testing as required under regulations, policies, and external or internal guidelines that apply to larger institutions – e.g., banks or bank holding companies having assets of $50 billion or greater – under the Dodd Frank Act; (3) assess stress testing results under standards established under applicable laws, rules, and regulations and take appropriate action in response thereto; (4) ensure that there is in place an effective system reasonably designed to evaluate and control such risk throughout the Company; (5) ensure that our capital policy comprehensively documents the capital planning process, establishment of goals, determination of appropriate capital levels and the composition of capital, decision making about capital actions and capital contingency plans; and (6) ensure the Company maintains appropriate ongoing processes to assess gaps, deficiencies, weaknesses, and/or limitations in the capital planning and stress testing processes.

6.	The Investment Committee

The Investment Committee was established by the Company’s Board to assist it in fulfilling its overall responsibility for the operation and administration of the Company’s investment portfolios. It is the fiduciary duty of the Investment Committee to ensure that senior management and investment consultants are reputable and have expertise consistent with the level of investment activities conducted by the Company.

The members of the Committee are Messrs. Dahya (Chair), Savarese, Rosenfeld, and Tsimbinos, all of whom are considered independent in accordance with the rules of the NYSE and the SEC. In addition, the Chairman of the Board, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, and the Chief Risk Officer attend the quarterly meetings held by the Investment Committee and report on all investment activities conducted in the prior quarter. The Investment Committee met four times in 2015.

The Investment Committee is responsible for the oversight of investment activity and regularly reports on Company investment performance and changes in investments to the Board. Among the Committee’s responsibilities are (1) adopting procedures necessary for the achievement of the Company’s investment objectives and monitoring the overall investment performance of the Company; (2) annually reviewing and updating, as necessary, all investment policies, appropriate investment management procedures, strategies, and internal controls as necessary to manage, to the extent possible, market, liquidity, operational, credit, and other investment and asset management risk; (3) delegating

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investment authority to certain of the Company’s executive and other senior officers for the management of the Company’s investments, including the selection of investment consultants in accordance with the Company’s policies and procedures; (4) monitoring investment activities and ensuring that assets of the Company are accounted for properly in accordance with Generally Accepted Accounting Principles (“GAAP”) and other regulatory guidelines; and (5) consider and approve new investment products presented to the Committee on a case by case basis to address changes in the market.

7.	The Insurance Committee

The Insurance Committee has been established by the Board to assist it in fulfilling its overall responsibility for the determination of appropriate levels of insurance coverages reasonably necessary to protect the Company, to review and approve the procurement or renewals of such insurance coverages during the course of the year, to review and approve the schedule of all maintained insurance coverages, and to present same to the Board for its review and approval on an annual basis. The Insurance Committee ensures that senior management, brokers, and consultants are reputable and have expertise consistent with a level reasonably required to protect the Company.

The members of the Insurance Committee are Mrs. Clancy (Chair) and Messrs. Ciampa and Tsimbinos. The Insurance Committee officially met once in 2015 with two informal meetings having been held prior to or following meetings of the full Board of Directors.

8.	The Cyber Security Committee

In December 2014, the Board established a Cyber Security Committee in response to the growing complexity of cyber security risks affecting the nation’s information security framework, financial services companies, the public, and the Company. The Committee assists the Board in its oversight of the Company’s exposure to cyber risk, including with respect to protection of non-public information of the Company, its customers, its employees, and others with whom the Company conducts business, and overseeing cyber security controls as an integral aspect of the Company’s overall risk management strategies. The Committee remains informed regarding the scope and effectiveness of the Company’s cyber security infrastructure, and the development and implementation of policies, procedures, standards, and technical measures to create an environment that is designed to minimize exposure to cyber threats and recovery from adverse events. The Committee’s principal role is one of oversight, recognizing that management is responsible for the design, implementation, and maintenance of an effective program for controlling cyber risks.

The members of the Cyber Security Committee are Messrs. Dahya (Chair), Levine, Rosenfeld, Savarese, and Ms. Dunn. The Cyber Security Committee met twelve times in 2015.

Additionally, the Mortgage and Real Estate Committee of the Board of New York Community Bank and the Credit Committee of the Board of New York Commercial Bank serve important governance functions in the lending businesses of the Company and are also described below. The multi-family, commercial real estate, commercial and industrial, and other non-residential loans we originate all are made in accordance with loan underwriting policies and procedures approved by the Committees, which maintain active oversight of management’s loan origination, servicing, and collections processes. Committee members, who have significant experience in real estate businesses as well as real estate and other lending, apply their knowledge and expertise in key policy and risk-management decisions relating to these core business areas.

Mortgage and Real Estate Committee (Community Bank)

The Mortgage and Real Estate Committee is a committee of the Community Bank Board of Directors. This committee was appointed by the Community Bank’s Board to oversee the Community Bank’s credit management policies and procedures, as more particularly described in the credit policies of the Community Bank as adopted from time to time. The authority of the Committee includes, among other things, oversight regarding the administration and implementation of loan policies, review of the risks associated with loans approved by management, and the delegation of credit authority. Each member has expertise in relevant areas of commercial and residential real estate; lending and lending risk; and the business of financial institutions.

The members of the Mortgage and Real Estate Committee are Messrs. O’Donovan (Chair), Ciampa, Ficalora, Levine, Rosano, and Tsimbinos. The Mortgage and Real Estate Committee met 50 times in 2015.

Credit Committee (Commercial Bank)

The Credit Committee is a committee of the Commercial Bank Board of Directors. This committee was appointed by the Commercial Bank’s Board to oversee the Bank’s credit management policies and procedures, as more particularly described in the credit policies of the Bank as adopted from time to time. The authority of the Committee includes, among other things, oversight regarding the administration and implementation of loan policies, review of the

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risks associated with loans approved by management, and the delegation of credit authority. Each member has expertise in relevant areas of commercial and industrial real estate lending, lending risk, and the business of financial institutions.

The members of the Credit Committee are Messrs. Dahya (Chair), Ciampa, Ficalora, Levine, O’Donovan, Rosano, Savarese, and Tsimbinos. The Credit Committee met 49 times in 2015.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

The Board of Directors expects all directors to attend the Annual Meeting of Shareholders. All of the then-serving Board members attended the Annual Meeting of Shareholders held on June 3, 2015 except for Mr. Kupferberg, who was unable to attend due to health reasons.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Shareholders and other parties interested in communicating directly with the Presiding Director or with the non-management directors as a group may do so by writing to: Presiding Director, New York Community Bancorp, Inc., 615 Merrick Avenue, Westbury, New York 11590. Letters addressed to the Presiding Director will be opened by the Company’s Corporate Secretary, who will review them and forward a summary of such correspondence to the Presiding Director and, if applicable, the Board. If the Corporate Secretary determines that an item of correspondence relates to the functions of the Board or its committees, or otherwise requires their attention, he will direct the item itself to the Presiding Director or other Board members. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Presiding Director as provided above, and request copies of any correspondence.

PROCEDURES FOR SHAREHOLDERS TO RECOMMEND DIRECTORS

It is the policy of the Nominating and Corporate Governance Committee to consider director candidates who appear to be qualified to serve on the Board and who are recommended by shareholders. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board. To avoid the unnecessary use of its resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below. To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

a.	the name of the person recommended as a director candidate;

b.	all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

c.	the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

d.	the name and address of the shareholder making the recommendation, as they appear on the Company’s books; provided, however, that if the shareholder is not a registered holder of Common Stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Common Stock;

e.	a statement disclosing whether such shareholder is acting with, or on behalf of, any other person and, if applicable, the identity of such person; and

f.	such other information as the Company may require in accordance with its established nomination procedures then in effect.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received at the principal executive office of the Company not less than 90 days prior to the date of the meeting; provided, however, that in the event that less than 100 days’ notice or prior disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

CORPORATE GOVERNANCE

Under the proxy access provisions of our Bylaws, eligible shareholders and/or shareholder groups are permitted to include shareholder-nominated director candidates in our proxy materials for the 2016 annual meeting of shareholders. For details about the process to include shareholder-nominated director candidates in our proxy materials, please see “Additional Information—Proxy Access Nominations” and refer to Article I, Sections 6, 7, and 8 of our Amended and Restated Bylaws. A copy of the Amended and Restated Bylaws of the Company are available, free of charge, in print to any shareholder who requests a copy.

BENEFICIAL OWNERSHIP

INFORMATION WITH RESPECT TO NOMINEES, CONTINUING DIRECTORS, AND EXECUTIVE OFFICERS

The following table sets forth, as of April 12, 2016, the names of the nominees, continuing directors, and executive officers of the Company, their ages and, as applicable, the year in which he or she became a director and the year in which his or her term (or in the case of the nominees, their proposed terms) as director of the Company expire. The table also sets forth the amount and percentage of Common Stock beneficially owned by each director and by each named executive officer (as defined on page 19) and by all directors and executive officers as a group as of April 12, 2016.

Name	Age	Director Since (1)	Shares of Common Stock Beneficially Owned (2)	Percent of Class
Nominees (Whose Terms Would Expire in 2019):
Michael J. Levine	71	2004	277,360(3)	0.06%
Ronald A. Rosenfeld	77	2012	90,666(3,4)	0.02%
Lawrence J. Savarese	59	2013	51,675(3,4)	0.01%
John M. Tsimbinos	78	2003	1,208,436(3,4)	0.25%
Directors Whose Terms Expire in 2018:
Maureen E. Clancy	84	2003	110,148(3)	0.02%
Hanif “Wally” Dahya	60	2007	115,000(3,4)	0.02%
Joseph R. Ficalora	69	1989	6,293,096(3,4,5)	1.29%
James J. O’Donovan	73	2003	1,294,119(3,4,5)	0.27%
Directors Whose Terms Expire in 2017:
Dominick Ciampa	82	1995	705,642(3,4)	0.14%
Leslie D. Dunn	71	2015	10,000(3)	0.002%
Lawrence Rosano, Jr.	63	2014	15,500(3,4)	0.003%
Robert Wann	61	2008	2,101,889(3,5)	0.43%
Named Executive Officers Who Are Not Directors:
Thomas R. Cangemi	47	—	1,142,568(3,4,5,6)	0.23%
James J. Carpenter	55	—	576,420(3,4,5)	0.12%
John J. Pinto	45	—	452,486(3,5)	0.09%
All directors and executive officers as a group (15 persons)			14,445,005	2.97%

(1)	Includes years of service as a trustee or director of the Community Bank.
(2)	Each person effectively exercises sole (or shares with spouse or other immediate family member) voting or dispositive power as to shares reported herein (except as noted). Figures include all of the shares held directly and indirectly by directors and the Company’s executive officers, as well as the shares underlying options that have been granted to, and are currently exercisable or exercisable within 60 days by, such directors and executive officers under the Company’s various stock-based benefit plans.
(3)	Includes the following shares of unvested restricted stock awards: Mr. Ciampa – 55,000; Mrs. Clancy – 20,000; Mr. Dahya – 32,000; Ms. Dunn – 10,000; Mr. Ficalora – 732,062; Mr. Levine – 35,000; Mr. O’Donovan – 22,000; Mr. Rosano – 11,000; Mr. Rosenfeld – 8,000; Mr. Savarese – 28,000; Mr. Tsimbinos – 6,000; Mr. Wann – 323,634; Mr. Cangemi – 207,666; Mr. Carpenter – 184,944; and Mr. Pinto – 141,523.
(4)	Includes the following shares that are owned by spouses of the named nominees, continuing directors, and executive officers or are held in individual retirement accounts, trust accounts, custodian accounts, or foundation accounts for which the directors and the executive officers are deemed beneficial owners: Mr. Ciampa – 499,196; Mr. Dahya – 83,000; Mr. Ficalora – 300,863; Mr. O’Donovan – 5,318; Mr. Rosano – 2,500; Mr. Rosenfeld – 82,666; Mr. Savarese – 4,500; Mr. Tsimbinos – 320,109; Mr. Cangemi – 60,335; and Mr. Carpenter – 16,166.
(5)

Includes the following shares allocated under the NYCB Employee Stock Ownership Plan (“ESOP”): Mr. Ficalora – 558,991; Mr. O’Donovan – 231,696; Mr. Wann – 321,336; Mr. Cangemi – 37,365; Mr. Carpenter – 40,329; and Mr. Pinto – 34,005, as well as shares acquired in Messrs. Ficalora’s, Cangemi’s, and Pinto’s ESOP accounts pursuant to dividend reinvestment. Also includes 946,225; 280,161; and 236,112 shares allocated under the Community Bank’s Supplemental Benefits Plan to the accounts of

BENEFICIAL OWNERSHIP

Messrs. Ficalora, O’Donovan and Wann, respectively, as well as shares acquired by Messrs. Ficalora, O’Donovan, and Wann in such accounts pursuant to dividend reinvestment. Further includes shares held by the trustee of the New York Community Bancorp, Inc. Employee Savings Plan for the accounts of the following officers: Mr. Ficalora – 583,187; Mr. Wann – 100,011; Mr. O’Donovan – 75,598; Mr. Cangemi – 91,628; Mr. Carpenter – 11,749 and Mr. Pinto – 26,988; as well as shares acquired in Messrs. Ficalora’s, Cangemi’s, Carpenter’s, and Pinto’s accounts pursuant to dividend reinvestment.
(6)	Mr. Cangemi has pledged 515,729 shares of Common Stock pursuant to margin account arrangements. The margin balances outstanding, if any, pursuant to such arrangements may vary from time to time. All pledge obligations entered into before the adoption of the new policy on pledging stock are grandfathered for the duration of the pledge commitment. See page 36 for a summary of our policy on hedging and pledging of Common Stock.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

A. EXECUTIVE SUMMARY

We are pleased to provide our shareholders with an overview and analysis of the compensation programs in which the following executive officers (our “named executive officers” or “NEOs”) participate and the process we use to make specific compensation decisions for our NEOs:

•	Joseph R. Ficalora, President and Chief Executive Officer

•	Robert Wann, Senior Executive Vice President and Chief Operating Officer

•	Thomas R. Cangemi, Senior Executive Vice President and Chief Financial Officer

•	James J. Carpenter, Senior Executive Vice President and Chief Lending Officer

•	John J. Pinto, Executive Vice President and Chief Accounting Officer

Our Company in 2015

In 2015, we continued to implement the key elements of our long-term strategy with initiatives that will further enhance the Company’s position as the premier community bank in the New York metropolitan area:

•	We entered into a definitive merger agreement with Astoria Financial Corporation that is expected to be 20% accretive to our 2017 earnings and 6% accretive to our tangible book value per share at the closing. With pro form assets of $66.1 billion, we will rank 20th among the nation’s largest bank holding companies, and we will also rank 2nd among all regional banks serving the Metro New York region based on our pro forma deposit market share. (See the information under the headings “Cautionary Statement Regarding Forward Looking Statement Language” and “Risk Factors,” beginning on pages 1 and 18, respectively, of the Company’s 2015 Annual Report on Form 10-K that accompanies this document.)

•	We completed a strategic repositioning of our balance sheet in conjunction with the signing of our merger agreement with Astoria Financial, reducing the cost of our wholesale borrowings by 50 percent. We expect these savings will generate an annual after-tax benefit of $100 million, beginning in 2016. (See the information under the headings “Cautionary Statement Regarding Forward Looking Statement Language” and “Risk Factors,” beginning on pages 1 and 18, respectively, of the Company’s 2015 Annual Report on Form 10-K that accompanies this document.)

•	We completed a successful capital raise, generating proceeds of $630.5 million. The new capital more than offset the after-tax charges we incurred as a result of our balance sheet repositioning.

•	We achieved record loan growth, recording $12.7 billion of loans held for investment.

•	We generated strong earnings and superior operating efficiency (excluding one-time charges associated with our debt restructuring).

•	Our asset quality remained pristine as we registered significant declines in the volume of non-performing, non-covered loans and assets.

Key Developments in Executive Compensation

In 2015, we benefited greatly from an extensive shareholder outreach initiative that culminated in significant changes to our executive compensation program and the adoption of several important new governance practices. We believe these changes have enhanced our compensation programs and will continue to do so going forward, and we look forward to continuing the dialogue with our shareholders as these changes take effect. Among our 2015 initiatives were the following:

•	We redesigned our incentive compensation program to address specific shareholder comments:

•	The 2015 program uses different performance metrics to determine short- and long-term incentive awards. In the past, we used the same metrics for both short- and long-term payouts. We believe the use of different metrics better aligns the program with our strategic objectives over the applicable performance periods.

EXECUTIVE COMPENSATION

•	Long-term incentive awards in 2015 are linked to our performance over a three-year period. Short-term awards are based on 2015 performance.

•	The 2015 program continues our practice of making all long-term incentive awards in the form of restricted stock that vests over five years. We believe this approach creates a significant retention incentive for key personnel.

•	We reviewed the peer group we use to evaluate our financial performance and determine the positioning of our NEO compensation. We expanded the peer group to 20 financial institutions to enhance our ability to make market-driven comparisons and evaluate our competitive position relative to our peers.

•	We prospectively eliminated tax reimbursements for our NEOs when their equity awards vest. Our NEOs will not receive tax reimbursements when they vest in the restricted stock awards they received in 2016 for the 2015 performance period and will not receive such reimbursements with respect to awards made for any subsequent performance period.

•	We adopted significant new governance policies in 2015 that relate directly to our executive compensation practices:

•	Stock ownership guidelines for our directors and officers.

•	Clawback policy to recapture any incentive awards made on the basis of our financial results in the event such results are found to be materially misstated.

•	No hedging/no pledging policy for our officers and directors.

B. 2015 – PAY FOR PERFORMANCE

The Company is one of the highest performing companies in the industry generally and relative to its peer group. In 2015, we continued to meet the challenges of a rapidly changing and highly regulated operating environment with a strong performance highlighted by increased loan production, above average asset quality, and a strong capital position. Our 2015 performance solidified our position as a strong financial institution that ranks among the nation’s largest by assets and deposits and enjoys a brand that is well regarded in the markets we serve. As of December 31, 2015, the Company ranked 22nd among U.S. bank holding companies, with total assets of $50.3 billion, and 21st among U.S. bank holding companies with a $7.9 billion market cap.

➢ Our Unique Business Model and Approach to Driving Shareholder Value

We build value for shareholders by executing on a unique business model that has provided consistently superior financial results over the long-term. The strength of our business model has enabled us to weather periods of economic downturn with greater success than our peers and to benefit from periods of economic expansion. The performance metrics we use to drive our incentive compensation programs encourage behavior that supports our business model.

•	Maintaining leadership in our core business – We have been a leader in the New York City multi-family lending market for more than 40 years.

•	Achieving strength in supplemental business areas – We have supplemented our core multi-family residential lending business with two important sources of significant additional income: 1-4 family residential mortgage lending and specialty finance lending.

•	Maintaining exceptional asset quality – Through conservative underwriting and operating standards, we have maintained exceptionally strong asset quality to ensure that our core sources of income will remain healthy through the long term. Even during the challenging credit cycle of the post-crisis years, our asset quality measures remained exceptionally strong and better than those of our peers.

•	Holding the line on expenses – We consistently rank in the top tier of bank holding companies, based on efficiency.

•	Growing deposits in a competitive market – We have grown deposits with successful retail, institutional, and municipal deposit campaigns. In addition to diversifying our sources of funds, the increase in deposits enabled us to reduce our wholesale borrowings.

EXECUTIVE COMPENSATION

•	Maintaining our capital strength – Recognizing the importance of capital strength to our regulators and investors, our efforts to ensure low credit losses has enabled us to maintain strong earnings and capital.

•	Building shareholder value – Our model of growth through acquisitions builds long-term value for our shareholders, as reflected in our 4,682% total return on investment from the date that we went public through December 31, 2015.

➢ 2015 Financial Highlights

The Company’s performance in 2015 was strong as we continued to execute on our business model. Key elements of our 2015 performance included:

•	Consistent with our business strategy, we successfully managed asset growth to remain below the current regulatory threshold for Systemically Important Financial Institution or SIFI status.

•	We produced $12.7 billion of loans held-for-investment, establishing a new Company record for the second consecutive year. Multi-family loans represented $9.2 billion of the year’s total volume, an indication of our emphasis on this particular lending niche.

•	Our asset quality continued to place us among the industry’s leaders. Non-performing non-covered assets declined $78.0 million, or 56.2%, to $60.9 million, the lowest level we have recorded since the second quarter of 2008. In addition to a $30.1 million decline in non-performing, non-covered loans to $46.8 million, the reduction reflected a $47.9 million decline in other real estate owned to $14.1 million.

•	We resumed our strategy of growth through acquisition by entering into a definitive merger agreement with Astoria Financial, a New York metropolitan area-based institution with $15.1 billion of assets and 88 branches.

•	To reduce our cost of funds and interest expense, and thus increase our net interest income and margin, we repositioned our wholesale borrowings in the fourth quarter of 2015. Specifically, we prepaid $10.4 billion of wholesale borrowings with an average cost of 3.16% and replaced them with a like amount of wholesale borrowings with an average cost of 1.58%. While the pre-payment resulted in a non-routine, after-tax debt repositioning charge of $546.8 million in 2015, the reduction in the average cost of funds is expected to result in an annual after-tax benefit to earnings of approximately $100 million beginning in 2016.

•	To offset the impact on capital of the charge we recorded in the fourth quarter, we offered 40.6 million shares of our common stock in a follow-on offering. The sale of these shares generated proceeds of $630.5 million, exceeding the after-tax debt repositioning charge by $83.7 million.

➢ 2015 Executive Compensation Highlights

Our strong financial results were reflected in the compensation of our NEOs:

Base Salary

In early 2016, our NEOs (other than our CEO) received base salary adjustments averaging 3.9%. At Mr. Ficalora’s request, his base salary was not increased. The adjustments reflected the Committee’s consideration of each NEO’s performance and contribution to the Company.

2015 Short-Term Incentive

The short-term (i.e. annual incentive) program reflected performance during 2015 with respect to the Company’s ROATA and efficiency ratio relative to the designated peer group. With the Company’s results at the 84th percentile relative to the peer group, the Committee authorized short-term incentive awards slightly below the maximum level set under the program. All awards were paid in cash.

2015 Long-Term Incentive

The long-term program reflected performance over the period 2013-2015 with respect to the Company’s ROATCE and net charge-offs as a percent of average loans and leases, in each case relative to the designated peer group. With results at the 100th percentile of the peer group, the Committee authorized long-term incentive awards slightly below the maximum level set under the program. All awards were settled in shares of restricted stock subject to a five-year vesting schedule.

EXECUTIVE COMPENSATION

➢ Compensation Strategy

Our approach to executive compensation is based on four simple strategic objectives:

Strategic Objective		How our Programs Support our Strategy
We must be competitive in the marketplace for talent	✓	Our compensation plans are designed to give us a competitive edge in the marketplace as we seek top talent for our executive ranks.
	✓	By offering competitive compensation opportunities, we are able to recruit, retain, and motivate a highly effective management team.
	✓	We target pay at competitive levels relative to our peers.
	✓	We offer our executives a balanced mix of compensation with opportunities to earn significant cash and equity incentive compensation.

Pay must reflect performance and support our strategic goals	✓	Our incentive compensation program supports key elements of our strategic plan by focusing on performance metrics tied to our long-term business strategy.
	✓	A significant portion of our NEO compensation is at risk since our executives receive the majority of their pay from variable compensation.
	✓	We link executive pay to superior performance by varying payouts under our short- and long-term incentive programs based on performance results.

The interests of our executives must be aligned with the interests of our long-term shareholders	✓	A significant portion of executive pay is provided in the form of equity, and equity is only awarded on the basis of performance.
	✓	We vest equity over an extended period of continued employment.
	✓	Our stock ownership guidelines encourage our executives to retain a significant equity interest in the Company. All of our executives’ holdings significantly exceed our ownership guidelines.
	✓	Our executives are not allowed to hedge or pledge Company stock.
	✓	Incentive compensation is subject to a “clawback” policy.

Incentive compensation programs must discourage excessive risk taking	✓	Our compensation programs are designed to ensure that we do not create incentives for our executives to take unnecessary or excessive risks that could undermine the value of the Company.
	✓	Our review of the risk profile of our compensation programs is an annual and ongoing task for management and the Compensation Committee.

➢ The Governance Framework for Executive Compensation Decisions

All decisions on executive compensation are made within the context of a strong governance framework that helps ensure that the outcome is consistent with our compensation philosophy, the creation of shareholder value, and the safety and soundness of our banking operations. To that end, we use the following principles to guide the development and implementation of our executive compensation program:

➢	We link pay to performance and use performance measures that correlate to the creation of shareholder value and the safety and soundness of our operations. In 2015, 76 percent of our CEO’s target compensation was linked directly to the Company’s performance.

➢	We design our executive compensation program to discourage excessive risk taking and carefully monitor the implementation of the program on an annual basis to ensure compliance with sound risk management principles and regulatory requirements. One of the measures in our incentive program is intended to reflect sound risk practices (e.g., the low level of net charge-offs).

➢	We make all key executive compensation decisions and all decisions affecting our NEOs through a committee of independent directors, and we seek advice from an independent compensation consultant on key executive compensation matters.

EXECUTIVE COMPENSATION

➢	We engage in shareholder outreach to help us evaluate our governance structure and executive compensation program.

➢	We require a strong ownership commitment from our officers and directors. Our executives hold a significant number of shares of stock, reflecting levels significantly in excess of our stock ownership guidelines.

➢	We have a “clawback” policy that allows us to recapture amounts paid on the basis of financial results in the event that such results are found to be materially misstated.

➢	We do not allow our executives to hedge or pledge Company stock. (Certain pledge obligations that were in effect prior to our adoption of a formal no hedging/no pledging policy in April 2015 are grandfathered from this prohibition.)

➢	We do not allow “single trigger” payouts under our employment and change-in-control agreements.

➢	We do not provide tax reimbursement payments to any executive with respect to the income they realize from the vesting of equity awards that are granted for performance periods beginning after 2014.

➢	We do not provide our executives with supplemental retirement benefits that would require accrual of current expense.

➢	We do not allow stock option repricing without shareholder approval.

C. OUR EXECUTIVE COMPENSATION DECISION MAKING PROCESS

➢ Key Participants

☐	The Compensation Committee.

Our Compensation Committee, all the members of which are independent directors under current NYSE listing standards, makes decisions on the compensation of our key executives, including our NEOs. This responsibility is discharged within the framework of a formal committee charter, which delegates a wide range of strategic and administrative issues to the Committee. Key among the Committee’s tasks is the development of, and monitoring of adherence to, the Company’s executive compensation philosophy. In addition, the Committee is responsible for ensuring that our plans and programs comply with all regulatory directives, including consideration of the risk profile of our compensation programs to ensure that such programs do not encourage unnecessary risk taking by participants. Finally, the Committee is charged with the annual administration of our executive incentive programs, including the development of plan design, the selection of performance metrics, the designation of specific performance goals and award opportunities, and the certification of performance results. See, “Board Committees-The Compensation Committee”, for a detailed discussion of the Committee’s responsibilities and membership. The Committee’s charter is posted on the corporate governance pages within the Investor Relations portion of our website at www.myNYCB.com.

The Committee meets periodically throughout the year. In 2015, the Committee met eight times, each time including discussions in executive session, without management present. In March of each year, the Committee meets to certify performance results for the prior year’s incentive programs. In addition, at the March meeting, the Committee determines the structure of the current year’s incentive programs by designating performance metrics and linking financial results to specific incentive award opportunities.

The Committee reviews the compensation of each NEO annually to evaluate whether the executive’s pay level is consistent with our compensation philosophy, risk profile, and the performance of both the Company and the individual, and whether market practices dictate an adjustment in the form or level of the executive’s compensation. As part of this annual review, the Committee considers the executive’s individual contributions to the financial success of the Company, management of subordinates, contribution to safety and soundness objectives, and their long-term potential as a senior executive.

The Committee does not delegate any substantive responsibilities related to the determination of compensation for our NEOs, and the Committee members exercise their independent judgment when they make executive compensation decisions.

☐	Executive Management

Although the Compensation Committee makes independent determination on all matters related to compensation of the NEOs, the CEO provides the Committee with his evaluation of the NEOs’ performance and makes

EXECUTIVE COMPENSATION

recommendations regarding base salary and incentive compensation awards. However, the Committee has absolute discretion to accept, reject, or modify the CEO’s recommendations. Our CEO plays no role in, and is not present during, discussions regarding his own compensation or final decisions of the Committee regarding compensation of the other NEOs.

☐	Independent Compensation Consultant

The Compensation Committee has retained Meridian Compensation Partners LLC (“Meridian”) as an independent compensation consultant. Meridian works with the Committee to review our executive compensation program and assess our program relative to our performance and the market. Meridian attends Committee meetings as requested and participates in general discussions regarding executive compensation matters. While the Committee considers input from Meridian, the Committee’s decisions are a reflection of many factors and considerations. Management works with Meridian at the direction of the Committee to develop materials and analyses that are critical to the Committee’s evaluations and determinations. Such materials include competitive market assessments of NEO compensation and guidance on regulatory and legal developments. Meridian also helps the Committee to identify an appropriate peer group and annually provides the Committee with comparative financial information for the peer group to establish and approve award levels under the Company’s incentive compensation program.

Meridian coordinates with the Chair of the Committee and participates with members of the Committee in executive session (without management personnel present) to discuss compensation matters. Meridian does not provide other services to the Company and has no direct or indirect business relationships with the Company or its affiliates. The Compensation Committee has considered Meridian’s independence for the 2015 fiscal year and whether its work raised conflicts of interest under the NYSE listing standards. Considering these factors, the Committee determined that the work performed by Meridian did not create any conflict of interest and that Meridian is independent of the Company’s management.

Benchmarking and Peer Group Analysis

A critical element of our compensation philosophy, and a reference for compensation decisions for our executive team, is a comparative analysis of our pay and financial performance relative to a peer group of similarly sized, publicly traded financial institutions. We seek to ensure proper alignment between our performance and compensation relative to our peers, and to attract and retain top talent by providing competitive and appropriate compensation. To monitor our programs and decisions, we annually benchmark our performance against that of our peers to assess the reasonableness of our compensation, ensure proper pay-for-performance alignment, and to establish total compensation opportunities for our named executive officers. Our peer group is selected with the assistance of our independent compensation consultant based on objective criteria. In selecting these companies for inclusion in our peer group, we consider factors such as their business mix, how they compare to the Company in terms of asset size, revenue, market capitalization, and their status as a competitor for customers, executive talent, and investment capital.

After a detailed review in early 2015, the Compensation Committee expanded the peer group from 14 to 19 financial institutions. (The peer group originally included 20 institutions but was reduced to 19 as a result of the merger of City National Corporation with and into Royal Bank of Canada in November 2015.)

Associated Banc-Corp (WI)

BOK Financial Corp. (OK)

Comerica Incorporated (TX)

Cullen/Frost Bankers, Inc. (TX)

Fifth Third Bancorp (OH)

First Citizens Bancshares, Inc. (NC)

First Horizon National Corporation (TN)

FirstMerit Corporation (OH)

First Niagara Financial Group (NY)

Huntington Bancshares Inc. (OH)

KeyCorp (OH)

M&T Bank Corp. (NY)

Northern Trust Corp. (IL)

Peoples United Financial, Inc. (CT)

Popular, Inc. (PR)

Regions Financial Corporation (AL)

Signature Bank (NY)

Synovus Financial Corp. (GA)

Zions Bancorporation (UT)

The peer group is reviewed and updated annually and changes periodically as a result of the Company’s growth, industry consolidation, and changes in a peer company’s business focus or condition. The 2015 peer group had a median asset size of approximately $36 billion, positioning the Company, based on total assets of $48 billion as of fiscal year-end 2015, conservatively at the 61st percentile.

EXECUTIVE COMPENSATION

D. ELEMENTS OF COMPENSATION

➢ Introduction

Our executives participate in a competitive compensation program that emphasizes pay for performance and the creation of shareholder value. The elements of our program, the specific objectives for each element, and a summary of how we implemented each element in 2015 are summarized in the table below:

Compensation Element	Objective		Implementation

Base Salary	✓	Provides each executive with fixed compensation	Base salary is subject to annual review based on the Compensation Committee’s assessment of the executive’s individual performance and a competitive review of peer group practices. The Committee authorized base salary increases averaging 8.6% after considering the performance of each executive and his contribution to our 2015 results.
	✓	Reflects the executive’s position and responsibilities, market dynamics, and our overall pay structure

Short-Term Incentives	✓	Provide market-competitive variable opportunities that reward executive performance based on financial measures consistent with our historic business model	For 2015, the short-term incentive program considered our performance with respect to four metrics (see, “2015 Performance Measures”, page 31) relative to our peer group. In 2015, target short-term incentive opportunities ranged from 70% to 125% of base salary.
	✓	Are consistent with our pay-for-performance philosophy

Long-Term Incentives	✓	Provide an incentive for our executives to create shareholder value over the long-term, consistent with our pay-for-performance philosophy.	For 2015, the long-term incentive program considered our performance with respect to four metrics (see, “2015 Performance Measures”, page 31) relative to our peer group. In 2015, target long-term incentive opportunities ranged from 100% to 200% of base salary.
	✓	Provide for a meaningful portion of compensation to be paid in stock.
	✓	Aligns the interest of our executives with shareholders by awarding equity in the Company
	✓	Provide our executives with a market-competitive program
	✓	Provide a significant retention incentive by incorporating an extended vesting period

Retirement Benefits	✓	Calls for participation in the same tax-qualified benefit plans as our rank-and-file employees to provide our executives with additional income after retirement	Our retirement program consists of our ESOP, which is funded with an annual Company contribution determined on a uniform basis for all employees as a percentage of eligible compensation (approximately 5.2% in 2015), and our 401(k) plan, which is funded entirely by employee contributions. Our defined benefit pension plan was frozen in 1999, and our executives have accrued no benefits under the plan since then. We do not provide our executives with supplemental retirement benefits, such as defined benefit or defined contribution excess benefit plans, that would require us to accrue benefits on an annual basis.

Perquisites	✓	Limits perquisites so that they represent a minor portion of the overall annual compensation of our NEOs	Perquisites are specifically targeted to items that help each executive fulfill the requirements of his position.
Employment Agreements	✓	Help to ensure the continued availability of our NEOs in key positions.

Our current NEO employment agreements have been in place without amendment since 2006. The agreements contain “double trigger” change-in-control protection (i.e., a change in control followed by the executive’s termination in specified circumstances). (See, “Other Executive Benefits”, page 33 for additional details on the terms of these agreements). Although our legacy agreements indemnify our executives for liabilities related to the “golden parachute” excise taxes, the Compensation Committee has determined that any new agreements will not contain such indemnification.

	✓	Establish market-competitive terms and conditions for the continuing employment of our NEOs, including severance benefits that reflect prevailing practices among our peers
	✓	Assist with an orderly transition of management if a change in control of the Company were to occur.

EXECUTIVE COMPENSATION

➢ 2015 Executive Compensation Programs and Decisions

Our executive compensation process begins early in the year when the Compensation Committee, in consultation with our independent compensation consultant and other advisors, determines the specific components of executive compensation and establishes a target pay mix for each NEO for the upcoming year. During this period, the Committee identifies and selects the applicable performance metrics for our short-term and long-term incentive programs. Our compensation program consists of three primary components: (i) base salary, (ii) cash-based, short-term incentive awards, and (iii) equity-based, long-term incentive awards. The balance we achieved among these components in 2015 was consistent with the objectives of our compensation philosophy to have the largest portion of our executives’ compensation be variable and dependent on the Company’s financial performance. For our CEO, the Committee set a target pay mix that included 76% of his total compensation based on performance.

In 2015, the Compensation Committee set the target pay mix as follows:

	Base Salary	Short-Term Performance- Based Cash Incentives	Long-Term Performance- Based Equity Incentives

Chief Executive Officer	24%	29%	47%

Chief Operating Officer	32%	28.5%	39.5%

Other Named Executive Officers (average)	37%	26%	37%

➢ Base Salary

Our NEOs receive base salaries at levels that reflect the nature, scope, and complexity of their specific positions. The salaries of our NEOs are reviewed annually to reflect their performance, ongoing contributions, and competitive market practice. Pay increases are considered annually but made periodically based on the Committee’s assessment of executive performance. Base salaries reflect the “fixed” portion of our total compensation and a reference point for targeting incentive compensation opportunities. As part of our salary review process, we obtain peer group information from our independent compensation consultant to help provide context for our decisions.

➢ Base Salary Adjustments

Consistent with past practice, the Compensation Committee reviewed the base salary levels of our NEOs in March 2016 and authorized increases for each NEO (other than the CEO) based on an assessment of individual performance, the role of each officer in the Company’s senior management team and the significant and continuing contributions of each officer to the success of the Company. At his request, Mr. Ficalora’s 2016 salary does not reflect an increase. The table below provides details on adjustments to the base salaries of our CEO and the other NEOs:

NEO	2015 Base Salary	2016 Base Salary	% change

Mr. Ficalora	$1,400,000	$1,400,000	0.0%

Mr. Wann	$1,050,000	$1,100,000	4.8%

Mr. Cangemi	$825,000	$850,000	3.0%

Mr. Carpenter	$750,000	$775,000	3.3%

Mr. Pinto	$550,000	$575,000	4.5%

➢ Incentive Compensation

Our incentive compensation program is maintained under applicable provisions of our 2012 Stock Incentive Plan, which was approved by stockholders in 2012. The program has two components: (i) a short-term performance-based award opportunity that is paid in cash and (ii) a long-term performance-based award opportunity that is settled in shares of restricted stock and includes an additional five year vesting period. Awards under each component of the program depend on our financial performance, as measured by reference to specific financial metrics, relative to the performance of our peer group. The Committee selected this approach, rather than relying on our performance with respect to specific

EXECUTIVE COMPENSATION

financial target(s), in the belief that an evaluation of our performance relative to our peers best captures the dynamic of our business model and provides a more valid assessment of how the Company performs through business cycles. It also provides our shareholders with a comparative view of how the Company performs relative to other similarly sized institutions.

The development of both the short-term and long-term incentive programs begins with the Compensation Committee’s designation of the financial metrics that would apply under each program for the current year and the applicable performance period. After identifying the applicable metrics, the Committee sets a range of annual performance targets that linked our performance, expressed on a percentile ranking basis, to the performance of our peers at minimum, target, and maximum levels. Specifically, the minimum, target, and maximum levels reflect the Company’s average percentile ranking across all of the selected metrics.

For 2015, the Committee selected financial metrics that were directly linked to key elements of our business strategy. The metrics for the short- and long-term incentive programs are distinct and reflect performance measures that relate to the duration of the applicable performance period and reflect performance relative to the Company’s peers. The applicable performance period for the short-term incentive program was 2015. For the long-term incentive program, the applicable performance period was 2013-2015. See “2015 Performance Measures”, below, for additional discussion of the 2015 performance metrics and the reasons for their selection by the Committee.

Each executive has a range of award opportunities, expressed as a percentage of current year base salary, that reflect performance at minimum, target, and maximum levels. At a meeting in March of the following year, the Committee certifies the Company’s level of performance relative to the performance of each peer group company with respect to each designated financial metric. The certified level of performance is then correlated to the range of award opportunities for each executive to determine actual awards, taking into account the Committee’s exercise of negative discretion and interpolation between award levels. No awards are provided for performance below the minimum performance level and actual awards cannot exceed the maximum award opportunity.

➢ 2015 Performance Measures

The Compensation Committee establishes the financial metrics, and the performance targets, we use to determine eligibility for awards under our incentive programs. In 2015, the Committee selected different metrics to establish award opportunities under the short- and long-term programs, using, in each case, metrics that relate to core business strategies and that are linked to the duration of the applicable performance period, i.e., 2015 for the short-term program and 2013-2015 for the long-term program. As permitted by the 2012 Plan, the Committee may adjust the actual results with respect to the performance metrics in recognition of unusual, recurring, or one-time events affecting the Company or its financial statements, or changes in law or accounting principles.

The following tables identify the financial metrics we used in 2015 for our short-term and long-term incentive programs and provides our rationale for the use of each metric in the context of our strategic plan:

Short-Term Incentive Program Metrics:

Performance Metric	How We Define It	Why We Use It

Return on Average Tangible Assets (ROATA)	Net income as a percentage of average tangible assets.	Shows the profitability of our assets by measuring how effectively management is deploying our assets to generate a positive return.

Efficiency Ratio	Non-interest expense before foreclosed property expense, amortization of intangibles and goodwill impairments as a percentage of net interest income and non-interest revenues, excluding gains from securities sales and non-recurring items.	Shows how effectively we manage our expenses and use our resources to create revenue. We believe efficient use of our resources, particularly given our acquisition strategy, is a significant competitive advantage.

EXECUTIVE COMPENSATION

Long-Term Incentive Program Metrics:

Performance Metric	How We Define It	Why We Use It

Net Charge-offs as a Percentage of Average Loans and Leases	Loans and leases charged off, net of recoveries, as a percentage of average loans, net of average guaranteed loans and leases.	Provides a solid measure of our loan quality and the effectiveness of our risk management controls. As a highly regulated business, having a strong credit culture minimizes risk to our business and shareholder value.

Return on Average Tangible Common Equity (ROATCE)	Net income, adjusted for tax-effected amortization of intangibles as a percent of average tangible common equity.	Provides a strong measure of the effectiveness of our capital deployment strategies over time.

With respect to the short- and long-term programs, the Committee calculates the Company’s rank for each performance measure relative to the peer group. The average of the ranks is then assessed to determine the potential funding of the incentive awards. Performance at the median would result in funding a potential target award while performance above the 75th percentile funds the maximum award. Performance at threshold or the 25th percentile funds a reduced incentive opportunity of 50% of target. Although the average percentile ranking establishes the executive’s award opportunity, underperformance with respect to one or more metrics would be considered by the Committee in the exercise of negative discretion to determine actual awards.

➢ 2015 Incentive Award Opportunities

Award opportunities under our 2015 short-term and long-term incentive programs were set by the Compensation Committee based on competitive market practices and were defined as a percentage of each executive’s base salary at the beginning of the year. All short-term incentive awards were paid in cash. All long-term incentive awards were settled in shares of restricted stock with the number of shares determined by reference to the closing price of our stock on the grant date. All restricted shares awarded under the long-term program vest 20 percent per year on each anniversary of the grant date. The following tables show the award opportunities established by the Compensation Committee for our CEO and NEOs under the 2015 short-term and long-term incentive compensation programs:

2015 Short-Term Incentive Compensation Award Opportunities (As % of Base Salary)

Executive	Threshold	Target	Maximum

Mr. Ficalora	31.25%	125%	187.5%

Mr. Wann	22.5%	90%	135%

Mr. Cangemi	17.5%	90%	105%

Mr. Carpenter	17.5%	70%	105%

Mr. Pinto	17.5%	70%	105%

EXECUTIVE COMPENSATION

2015 Long-Term Incentive Compensation Award Opportunities (As % of Base Salary)

Executive	Threshold	Target	Maximum

Mr. Ficalora	50%	200%	300%

Mr. Wann	31.25%	125%	187.5%

Mr. Cangemi	25%	100%	150%

Mr. Carpenter	25%	100%	150%

Mr. Pinto	25%	100%	150%

➢ 2015 Performance Results and Actual Awards

For purposes of certifying Company performance under the 2015 incentive compensation program, the Compensation Committee authorized adjustments to the Company’s actual results relative to the applicable performance metrics to exclude the extraordinary, nonrecurring charges associated with the debt repositioning undertaken in connection with proposed Astoria Financial transaction. The Committee believed that adjustments of this type should be made to ensure that the executives are compensated for the Company’s core performance and are neither penalized nor rewarded for one-time charges, unusual gains or similar events that are not reflective of the Company’s core performance. The Committee also determined that the adjustments were consistent with the 2012 Stock Incentive Plan and the 2015 incentive programs and were appropriate in light of the Company’s overall 2015 operating results. A reconciliation of the adjustments to the Company’s GAAP financial results is presented in Appendix A to this Proxy Statement. To ensure comparability, similar adjustments were made to the peer group results, based on objective third party reporting by SNL Financial, before establishing the Company’s percentile ranking and determining the level of performance relative to the award opportunities. For specific information on the actual grants, see the “Executive Compensation Tables – Summary Compensation Table” and the related tables detailing the actual 2015 awards.

The following table indicates the Company’s adjusted performance level with respect to each metric and the percentile ranking for each metric relative to the peer group:

2015 Short-Term Performance Metrics	Company Performance (2015)	Percentile Ranking (Average)

Return on Average Tangible Assets	1.09%	84th

Efficiency Ratio	43.81%	95th

2013-2015 Long-Term Performance Metrics	Company Performance (Average over the Performance Period)	Percentile Ranking (Average over the Performance Period

Net Charge Offs as a Percentage of Average Loan/Leases	0.016%	97th

Return on Average Tangible Common Equity	15.01%	93rd

Based on the Company’s average percentile rankings relative to the designated peer group, the NEOs were eligible for awards at the maximum level under both the short-term and long-term incentive programs exceeding in each case the 75th percentile. The Compensation Committee authorized awards at levels slightly below the maximum level under both the short- and long-term incentive programs, after taking into account each executive’s total compensation level and the Company’s overall performance during the applicable performance period. For specific information on the actual grants, see the “Executive Compensation Tables – Summary Compensation Table” and the related tables detailing the actual 2015 awards.

EXECUTIVE COMPENSATION

➢ Other Executive Benefits

☐	Employment Agreements and Change in Control Benefits

All of our NEOs are covered by employment agreements providing specified severance benefits and benefit continuation in the event of their termination without cause or for good reason, disability, and after a change in control. The current agreements, which are identical in form, have been in place since 2006, without modification. No severance benefits are payable if the executive is terminated for cause or upon the executive’s voluntary resignation without good reason (as defined in the agreement). In the change-in-control context, the agreements are “double trigger”, requiring both the occurrence of a change in control and the executive’s involuntary termination of employment or constructive termination for good reason. The agreements also provide the executive with indemnification against tax liabilities arising under the “golden parachute” provisions of federal tax law. For additional information regarding the terms of these employment agreements, see the section headed “Executive Compensation Tables –Potential Post-Termination Payments and Benefits”.

The Committee, with management support, has followed a policy that all new employment agreements must reflect the following terms: (i) “double trigger” change in control benefits and (ii) no indemnification for golden parachute excise tax liabilities. The prohibition on indemnification for golden parachute liabilities has not been applied to the legacy agreements maintained with our NEOs. Given the long duration of the agreements and the reasonable expectation of our NEOs that the agreements would remain in place, the Committee has decided to retain the agreements in their present form. In addition, the Committee believes that the retention of these agreements (i) will help retain the NEOs and facilitate an orderly transition during a change in control, (ii) will provide the NEOs with financial protection so they will continue to act in the best interests of the Company during the change in control process, and (iii) reflect an important element of a competitive compensation package for the NEOs.

☐	Retirement Benefits; Employee Welfare Benefits

Our principal retirement savings vehicle is our tax-qualified Employee Stock Ownership Plan (the “ESOP”). Since our initial public offering in 1993, the ESOP has been the primary source of retirement savings for all our employees, including our named executive officers. The Company makes discretionary contributions to the ESOP based on a percentage of each participant’s base compensation. The ESOP has also fostered a strong sense among our employees that they are owners with a vested interest in the success of the Company. We also offer our employees a 401(k) plan that enables them to supplement their retirement savings with elective deferral contributions.

Certain NEOs are entitled to benefits at retirement under our tax-qualified, defined benefit pension plan and a related non-qualified excess benefits plan, both of which were frozen in 1999 and, following which, no additional benefits were accrued.

Certain of our named executive officers participate in a supplemental retirement benefits plan that was established at the time of our initial public offering to provide benefits with respect to the ESOP that cannot be allocated as a result of applicable Internal Revenue Code limits. Although this plan was frozen in 1999, the plan would provide a restoration benefit to the participants in the event of a change in control. We do not currently offer our named executive officers any active supplemental executive retirement benefits or other non-qualified deferred compensation programs. For additional information regarding the supplemental retirement benefits plan, please see the section headed “Executive Compensation Tables – Potential Post-Termination Payments and Benefits”.

In addition to retirement programs, we provide our employees, including our named executive officers, with coverage under medical, dental, life insurance, and disability plans on terms consistent with industry practice. We also provide employees with access to a Section 125 Plan to pay their share of the cost of such coverage on a pre-tax basis.

☐	Perquisites

We provide our named executive officers with limited perquisites to further their ability to promote the business interests of the Company in our markets and to reflect competitive practices for similarly situated officers employed by our peers. The perquisites are reviewed periodically by the Compensation Committee and adjusted as necessary.

EXECUTIVE COMPENSATION

E. OTHER CONSIDERATIONS

➢ Risk Management and Our Compensation Programs

A central tenet of our compensation philosophy is to provide incentives that are consistent with prudent risk management while recognizing that some level of risk is inherent in the operation of our business. Our approach to risk management takes as a starting point the guidelines established by federal bank regulators:

•	Incentive compensation should balance risk and financial results in a manner that does not provide incentives for excessive risk taking.

•	Risk management processes and internal controls should reinforce and support the development of balanced incentive compensation arrangements.

•	Banks should have strong and effective corporate governance to help ensure sound compensation practices.

Our Compensation Committee monitors our incentive compensation programs on an annual basis to ensure that the programs reflect a balanced mix of incentives that discourage unnecessary or excessive risk taking by our management team and by employees throughout the organization. In addition, our incentive compensation programs are reviewed by the Risk Management Committee. An important element of our risk management process is the identification of the extent of the Company’s risk appetite, which establishes the baseline for the design of our incentive programs. For our senior management, this approach has resulted in a program that incorporates performance measures that reflect an inherent sensitivity to risk, and defers a significant portion of the executive’s annual compensation to future years. We maintain a comprehensive risk management process and strong internal controls to manage risks arising out of our incentive compensation program.

Based on our assessment, we do not believe that the risks arising out of our incentive compensation programs are reasonably likely to have a material adverse effect on the Company. We believe our programs are balanced and do not encourage excessive risk taking by the participants that could threaten the value of the Company. This determination is based on our consideration of (i) the Board’s role in establishing the Company’s risk appetite, (ii) the extensive controls we place on our business operations, and (iii) the nature of the specific incentive plans and programs we maintain for our employees.

➢ Stock Ownership Requirements

Our executive officers have, for many years, held stock in the Company at levels that are far in excess of any stock ownership guidelines that would be considered best practice. Although we have always supported strong stock ownership holdings, based on shareholder feedback, we adopted formal share ownership guidelines in 2015 for our officers and directors to affirm our commitment to stock ownership and retention as a central element of our compensation philosophy. A summary of our policy, and the status of our officers and directors under the policy, is provided below:

Executive	Multiple of Salary	Compliance Status

CEO	6x Base Salary	In compliance
Other Named Executive Officers	4x Base Salary	In compliance
Non-Employee Directors	5x annual Cash Retainer	All non-employee directors are either in compliance or within the 5-year phase-in period applicable to new directors

Under the stock ownership policy, officers and directors have five years from the point of initial service to meet the ownership guidelines. We count awards under our equity compensation program, stock allocated through our ESOP, and shares acquired through our 401(k) plan toward the ownership guidelines. The Compensation Committee is charged with maintaining compliance with the stock ownership guidelines.

➢ Recoupment of Incentive Compensation

It has long been our practice to review past incentive compensation awards in light of any material restatement of our financial results. The Compensation Committee always planned to adopt a clawback policy in compliance with the Dodd-Frank Act. Given the significant delay in final rules being adopted under the Dodd-Frank Act, we understand that shareholders prefer that companies adopt an interim policy. As a result, the Compensation Committee adopted a formal

EXECUTIVE COMPENSATION

recoupment or “clawback” policy in 2015 that applies to both short- and long-term incentive awards made to our executive officers. Under our policy, the Company may recover or forfeit previously paid or awarded incentive compensation if the Compensation Committee determines that such compensation was paid on the basis of materially inaccurate financial metrics or financial statements or if such compensation is attributable to actions on the part of an executive that result in, or are reasonably expected to expose the Company to, material actual or potential risk.

➢ Hedging and Pledging of Company Stock

In 2015, we adopted a formal policy that prohibits our directors and officers from hedging the value of our stock. The policy bars the purchase and sale of puts, calls, options or other derivative securities based on Company stock, or other transactions related to the monetization of the value of our stock. In addition, officers and directors are not allowed to pledge Company stock as collateral or acquire Company stock on margin. Certain pledging transactions entered into prior to the adoption of this policy were grandfathered under the policy for the duration of the pledge obligation only.

➢ Tax and Accounting Considerations

In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption, and on an annual basis, to ensure that we understand the financial impact of each program on the Company. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences.

To the greatest extent possible, it is our intent to structure our compensation programs in a tax-efficient manner. As currently structured and approved, our incentive programs meet the requirements of performance-based pay pursuant to the Internal Revenue Code Section 162(m). Our long-term incentive program is structured as an “umbrella” plan that enables the Company to grant awards that may qualify as “performance-based” compensation under Internal Revenue Code Section 162(m). The umbrella plan establishes a ceiling on the maximum award an executive may receive, while actual awards are determined by reference to performance metrics selected by the Committee for evaluation over the designated performance period. However, the Compensation Committee also has discretion to provide our executives with non-deductible forms of compensation.

➢ Equity Compensation Grant and Award Practices

Our named executive officers and other senior officers are typically considered for equity compensation awards only in connection with our long-term incentive compensation program. The awards are generally made in March of each year based on the Compensation Committee’s evaluation of the Company’s performance relative to the financial performance objectives established for the prior year. However, grants or awards may be made at other times during the year based on specific circumstances such as a new hire, a specific contractual commitment, or a change in position or responsibility. As a general matter, the Compensation Committee’s process is independent of any consideration of the timing of the release of material non-public information, including with respect to the determination of grant dates. Similarly, the Company has never timed the release of material non-public information with the purpose or intent of affecting the value of executive compensation. In general, the release of such information reflects long-established timetables for the disclosure of material non-public information such as earnings releases or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to the timing of disclosure. The Company has not granted stock options in recent years. However, in prior periods, we set the exercise price of stock options as of the date of Committee action by reference to the applicable provisions of our equity compensation plans.

II. COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the foregoing Compensation Discussion and Analysis, which is required by the rules established by the SEC, and has discussed it with management. Based on this review and the Committee’s discussions, the Compensation Committee recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Maureen E. Clancy, Chair

Hanif “Wally” Dahya

Michael J. Levine

EXECUTIVE COMPENSATION TABLES

III. EXECUTIVE COMPENSATION TABLES

➢ Summary Compensation Table

The following information is furnished for the Company’s principal executive officer, principal financial officer, and the next three highest compensated executive officers of the Company (the “named executive officers” or “NEOs”) for the 2015 fiscal year:

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation (3) ($)	Total Compensation ($)

Joseph R. Ficalora	2015	1,400,000	4,099,991	2,575,000	4,060,305	12,135,296
President and CEO	2014	1,350,000	3,899,998	2,500,000	3,484,807	11,234,805
	2013	1,250,000	3,750,000	2,300,000	2,462,622	9,762,622
Robert Wann	2015	1,050,000	1,899,991	1,325,000	1,651,465	5,926,456
Senior EVP and COO	2014	950,000	1,721,977	1,275,000	1,478,786	5,425,763
	2013	875,000	1,640,991	1,100,000	1,111,066	4,727,057
Thomas R. Cangemi	2015	825,000	1,174,991	825,000	1,148,959	3,973,950
Senior EVP and CFO	2014	750,000	1,099,995	775,000	1,067,221	3,692,216
	2013	700,000	1,049,995	700,000	861,351	3,311,346
James J. Carpenter	2015	750,000	1,074,998	750,000	992,021	3,567,019
Senior EVP and CLO	2014	675,000	999,995	700,000	924,111	3,299,106
	2013	600,000	899,991	625,000	721,451	2,846,442
John J. Pinto	2015	550,000	799,990	550,000	687,268	2,587,258
EVP and CAO	2014	510,000	750,004	525,000	584,732	2,369,736
	2013	480,000	719,999	475,000	408,760	2,083,759

(1)	Represents an award under the Company’s performance-based, long-term incentive compensation program. In accordance with SEC disclosure requirements for equity compensation, the reported amount represents the full grant date (March 15, 2016) fair value of each award calculated in accordance with FASB ASC Topic 718. Please refer to Note 13 to the financial statements in our annual reports for the years ended December 31, 2015, 2014, and 2013 for additional discussion on the determination of these values. All 2015 awards were made in the form of restricted stock vesting in approximately equal installments over a five-year period. See “Compensation Discussion and Analysis and the Grants of Plan-Based Awards” table for additional information concerning the 2015 awards.
(2)	Represents an award for 2015 performance under the Company’s short-term incentive compensation program. See, “Compensation Discussion and Analysis and the Grants of Plan-Based Awards” table below for additional information concerning the 2015 awards.
(3)	The following table sets forth the components of the All Other Compensation column in 2015:

Executive	Dividends on Unvested Restricted Stock ($)	Tax Reimbursement Related to Restricted Stock Vesting(a) ($)	Life Insurance Imputed Income ($)	Annual ESOP Allocation(b) ($)	Total ($)

Mr. Ficalora	673,582	3,288,373	85,131	13,219	4,060,305
Mr. Wann	286,471	1,324,465	27,310	13,219	1,651,465
Mr. Cangemi	192,520	937,846	5,444	13,219	1,149,029
Mr. Carpenter	167,872	810,484	7,446	13,219	999,021
Mr. Pinto	130,054	540,929	3,066	13,219	687,268

(a)	Each named executive officer received a payment authorized by the Compensation Committee to assist the officer with tax obligations related to the vesting of restricted stock awarded in prior years under the Company’s long-term incentive program. The payment was intended to encourage each officer to maximize his retention of Company stock. The Company has eliminated tax reimbursement benefits related to equity vesting beginning with awards made in 2016 in connection with our 2015 long-term incentive program and for all subsequent programs. Please refer to the Compensation Discussion and Analysis for additional information.
(b)	The value of the ESOP benefit is based on the $16.32 closing price of the Common Stock on December 31, 2015.

EXECUTIVE COMPENSATION TABLES

➢ Grants of Plan-Based Awards

The following table provides information concerning the 2015 award opportunities for the named executive officers under the Company’s non-equity and equity incentive plans:

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Grant Date Fair Value of Stock Awards(3) ($)
Executive	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Mr. Ficalora	438,000	1,750,000	2,625,000	700,000	2,800,000	4,200,000	4,099,991
Mr. Wann	236,000	945,000	1,418,000	328,000	1,313,000	1,969,000	1,899,991
Mr. Cangemi	144,000	578,000	866,000	206,000	825,000	1,238,000	1,174,991
Mr. Carpenter	131,000	525,000	788,000	188,000	750,000	1,125,000	1,074,998
Mr. Pinto	96,000	385,000	578,000	138,000	550,000	825,000	799,990

(1)	Represents 2015 award opportunity levels under the Company’s cash-based, short-term incentive program. In 2015, the named executive officers were eligible for awards at the maximum level based on the performance of the Company. Actual awards were made on March 15, 2016 based on the Company’s 2015 performance. See, “Compensation Discussion and Analysis” for additional information on the 2015 annual incentive compensation program.
(2)	Represents award opportunity levels under the Company’s performance-based long-term incentive plan. In 2015, the named executive officers were eligible for awards at the maximum level based on the performance of the Company over the 2013-2015 performance period. See, “Compensation Discussion and Analysis” for additional information on the 2015 long-term incentive program.
(3)	Represents the grant date fair value of the long-term incentive plan awards determined in accordance with FASB ASC Topic 718. The awards were made on March 15, 2016 in the form of restricted stock grants that will vest in approximately equal installments over a five-year vesting period.

➢ Stock Vested

The following table provides information concerning restricted stock vesting for the named executive officers during the 2015 fiscal year:

	Restricted Stock Vesting

Executive	Shares Acquired on Vesting	Value Realized on Vesting ($) (1)
Mr. Ficalora	197,994	3,318,149
Mr. Wann	81,992	1,374,272
Mr. Cangemi	58,793	985,215
Mr. Carpenter	50,896	852,836
Mr. Pinto	37,878	634,862

(1)	Represents the aggregate value realized in 2015 upon the vesting of restricted stock awarded in prior years under the Company’s long-term incentive program and based on the value of the Company’s stock on the applicable vesting dates for each award. The value realized by the executive upon vesting is also the amount realized by the executive as 2015 taxable income.

EXECUTIVE COMPENSATION TABLES

➢ Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information with respect to unvested restricted stock awards held by the named executive officers as of December 31, 2015. The market value of the reported shares is based on the $16.32 closing price of the Common Stock on December 31, 2015. As of December 31, 2015, the named executive officers did not hold any stock options.

Executive	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested ($)
Mr. Ficalora	682,223	11,133,879
Mr. Wann	291,688	4,760,348
Mr. Cangemi	194,220	3,169,670
Mr. Carpenter	170,056	2,775,314
Mr. Pinto	131,765	2,150,405

➢ Pension Benefits

The following table provides certain information, as of December 31, 2015, with respect to each pension plan that provides for payments or other benefits to the named executive officers at retirement:(1)

Executive	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit ($)

Mr. Ficalora	Supplemental Retirement Plan	33	4,053,168
Mr. Wann	Retirement Plan	17	640,036
	Supplemental Retirement Plan	17	172,752
Mr. Cangemi	Retirement Plan	0.4	8,644
Mr. Carpenter	Retirement Plan	9	165,712
Mr. Pinto	Retirement Plan	—	—

(1)	The Company sponsors a tax-qualified defined benefit pension plan, the Retirement Plan, and the related Supplemental Retirement Plan, both of which were frozen as to future benefit accruals in 1999. Subsequent to the plan freeze, the similarly frozen pension plans of financial institutions acquired by the Company were merged into the Company’s frozen plan. The indicated benefit represents the present value of the executive’s accumulated benefit as of the date the plans were frozen. All amounts accrued by the Company with respect to the Plans subsequent to the freeze date reflect the effect of actuarial adjustments and do not increase the Executive’s benefit level and do not represent an item of current compensation. In 2015, the present value of the accumulated benefit under each plan increased as a result of mandated changes in the applicable mortality tables and interest rate assumptions used to compute present value amounts. Mr. Pinto did not participate in either plan. Mr. Ficalora received an in-service distribution of his Retirement Plan benefit in 2009.

➢ Non-Qualified Defined Contribution Plan Benefits

The following table represents the value of the executive’s account balance at December 31, 2015 under certain ESOP-related provisions of the Company’s Supplemental Executive Retirement Plan:

Executive	Value of Aggregate Balance at Last Fiscal Year-End(1) ($)

Mr. Ficalora	15,442,392
Mr. Wann	3,853,364

(1)

The plan, which was frozen as to annual allocations in 1999, credited the executive with shares of the Common Stock that could not be allocated to them directly under the Company’s ESOP as a result of applicable federal tax limitations. The frozen plan is the only non-qualified deferred compensation plan maintained by the Company for its executives. A change in control-related ESOP benefit

EXECUTIVE COMPENSATION TABLES

was retained for certain officers. No annual allocations have been made since 1999. Messrs. Ficalora and Wann have 946.225 and 236,113 shares, respectively, allocated to their accounts under the frozen plan. Messrs. Cangemi, Carpenter, and Pinto did not participate in the plan prior to the freezing of annual allocations. The value presented is based on the closing price of $16.32 for the Common Stock on December 31, 2015. The share totals reflect the cumulative effect of nine stock splits in the form of stock dividends since the Company’s 1993 initial public offering and also include shares credited as a result of dividend reinvestment. For additional information regarding the plan, see “Potential Post-Termination Payments and Benefits” below.

➢ Potential Post-Termination Payments and Benefits

☐	Severance Under Employment Agreements

The Company has entered into employment agreements with each of the named executive officers. The agreements, which are identical in form and have been in place without modification since 2006, provide for an initial three-year term and daily extensions so that the contract term is always three years from the then-current date, unless either party provides written notice of non-renewal or termination, at which time the expiration date becomes fixed at three years from the date of notice or termination. The employment agreements also provide for the payment and annual review of base salary, the provision of employee benefits applicable to executive personnel, and eligibility to participate in incentive and stock-based compensation programs. The employment agreements allow the Company to terminate the executive’s employment for cause, as defined in, and subject to, procedures outlined in the agreements. The executive receives no further payments or benefits under his agreement following a termination for cause. Upon the executive’s voluntary termination or death, the executive or his estate would receive only his base salary and other compensation or benefits earned through the date of termination.

Under the agreements, the Company has the right to terminate the executive’s employment if he becomes disabled. Upon the executive’s termination of employment by reason of his disability, the executive’s full base salary would be continued through the date the executive begins to receive benefits under the Company’s long-term disability program. When the executive begins to receive long-term disability benefits, the Company is obligated to (i) continue paying the executive the difference between 60% of his base salary and the long-term disability benefit, and (ii) continue the executive’s employee benefits through the date the agreement would have otherwise expired. The amount shown in the tables that follow represents the undiscounted aggregate benefit of 100% base salary continuation for six months after termination by reason of disability and 60% of base salary continuation for an additional 30 months reduced by the maximum annual long-term disability payments under the Company’s disability plan ($180,000).

Each executive may also terminate employment under the agreements for good reason (i.e., under circumstances outlined in the agreement and equivalent to constructive termination), and the Company may also terminate the executive without cause. Upon termination for good reason or termination without cause, the executive receives a lump sum benefit equal to the sum of base salary and other compensation earned through the termination date, plus the executive’s pro rata share of his annual incentive compensation for the year of termination determined by reference to the highest annual aggregate annual amounts of bonuses or other cash incentive compensation paid to the executive in any of the three calendar years preceding termination of employment. The executive also becomes entitled to a lump sum payment equal to the sum of (i) three times the highest total compensation paid to the executive during the three preceding years, including bonuses, cash, and stock compensation, and other amounts reported on the executive’s Form W-2 (but excluding income realized from the exercise or disqualifying disposition of stock options); and (ii) three times the average amount contributed by or allocated to the executive under all tax-qualified benefit plans during the three preceding years. The executive also receives continued medical, dental, and life insurance benefits for a period of 36 months following termination of employment. In addition, if the executive’s termination of employment for good reason or without cause occurs on or after the effective date of a change in control, as defined in the agreement, all stock awards and stock options will accelerate and vest in full as of the executive’s termination date.

If the executive terminates employment due to disability or death within one year after the occurrence of a change in control or within one year after the commencement of preliminary steps leading to an eventual change of control, with the actual change in control taking place within two years after the executive’s termination of employment, the executive or his estate will receive the severance benefits described above, in the same manner as if the executive had terminated employment with good reason.

Section 280G of the Internal Revenue Code of 1986 provides that payments or benefits contingent upon a change in control that equal or exceed three times an executive’s “base amount” (i.e., three times average annual taxable compensation over the five taxable years preceding the change in control) are “excess parachute payments.” Under Section 4999 of the Code, an executive who receives an excess parachute payment is subject to a 20% excise tax on the amount received in excess of the base amount, and the Company is unable to deduct a corresponding amount. In the event that any payments or benefits provided to the executives are subject to the excise tax, the employment agreements provide the executives with indemnification for these excise taxes and any additional income, employment, and excise taxes imposed as a result of the initial indemnification payment.

EXECUTIVE COMPENSATION TABLES

➢ Potential Payments Upon Termination or Change in Control Table

The following tables provide information on the estimated post-termination payments and benefits available to each executive in the event of their termination of employment as of December 31, 2015 in the indicated circumstances:

	Termination Without Cause or For Good Reason ($)	Disability ($)	Code Section 4999 Indemnification(1) ($)

Joseph R. Ficalora
Cash severance	29,654,391	3,750,000	24,933,147
In-kind benefits	43,244	43,244
Robert Wann
Cash severance	14,202,912	2,700,000	9,497,727
In-kind benefits	43,244	43,244
Thomas R. Cangemi
Cash severance	10,189,560	2,025,000	6,248,600
In-kind benefits	79,044	79,044
James J. Carpenter
Cash severance	8,979,429	1,800,000	4,884,395
In-kind benefits	43,244	43,244
John J. Pinto
Cash severance	6,310,020	1,200,000	3,517,366
In-kind benefits	79,044	79,044

(1)	The tax indemnification payment applies only in the context of the executive’s involuntary termination of employment or voluntary termination for good reason following a change in control of the Company and only if the executive’s severance payments and benefits, when aggregated with other payments and benefits made or provided in connection with the change in control, result in an excess parachute payment under Section 280G. The calculation of the indemnification payment reflected in the table above takes into account possible excess parachute payments triggered under plans or arrangements other than the employment agreements, including the accelerated vesting of restricted stock awards and other payments triggered solely by the occurrence of a change in control.

☐	Accelerated Vesting of Restricted Stock Awards

In the event of death, disability, or upon the occurrence of a change in control of the Company (as defined in our 2012 Stock Incentive Plan), all unvested shares of restricted stock held by our named executive officers would vest. However, vesting does not accelerate if, absent a change in control, the executive’s employment is terminated by the Company without cause (as defined in the executive’s employment agreement) or if the executive terminates employment voluntarily with good reason (as defined in the executive’s employment agreement). In addition, vesting does not accelerate if the executive’s employment is terminated by the Company with cause or if the executive terminates employment voluntarily without good reason. If a triggering event had occurred on December 31, 2015, the value of the shares subject to acceleration (based on a closing price of $16.32) would have been as follows: Mr. Ficalora ($11,133,879); Mr. Wann ($4,760,348); Mr. Cangemi ($3,169,670); Mr. Carpenter ($2,775,314); and Mr. Pinto ($2,150,405).

☐	Supplemental Change-in-Control ESOP Benefit

Since 1993, the Company has maintained a nonqualified supplemental executive retirement plan in connection with the ESOP to provide certain of our officers with benefits that cannot be allocated to them directly through the ESOP as a result of certain limitations under the Internal Revenue Code. The plan was frozen in 1999 with respect to annual excess benefit allocations. Messrs. Ficalora and Wann received annual excess benefit allocations under the plan from 1993 to 1999 and maintain account balances under the plan related to those allocations. See, the “Non-Qualified Defined

PROPOSALS TO BE VOTED ON AT THE MEETING

Contribution Plan Benefits” table for additional information. The plan was amended in December 2002 to add Mr. Cangemi as a participant but only with respect to the separate change-in-control provision described below. In the event of a change in control of the Company (as defined in the plan), Messrs. Ficalora, Wann, and Cangemi would be credited with the value of the allocations they would have received under the plan had it been in effect on an annual basis since 1999 (2002 for Mr. Cangemi). The change-in-control benefit would also be adjusted to reflect stock dividends and the reinvestment of cash dividends over the same period. Assuming a change in control had occurred at December 31, 2015, the value of the additional benefits payable under the plan (based on a closing price for the Common Stock of $16.32) are estimated to be as follows: Mr. Ficalora ($12,654,498), Mr. Wann ($2,614,317), and Mr. Cangemi ($1,028,242).

PROPOSAL 1: ELECTION OF DIRECTORS

All persons standing for election as directors were unanimously nominated by the Nominating and Corporate Governance Committee of the Board of Directors. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

The Board of Directors currently consists of 12 members. All directors presently serve as directors of the Company, the Community Bank, and the Commercial Bank. Directors of the Company Board are elected for staggered terms of three years each, with the term of office of one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

The nominees proposed for election at this year’s Annual Meeting are Michael J. Levine, Ronald A. Rosenfeld, Lawrence J. Savarese, and John M. Tsimbinos.

The Nominating and Corporate Governance Committee approved, and recommended to the Board of Directors, the director nominees standing for election at the 2016 Annual Meeting. All of the nominees proposed for election at the 2016 Annual Meeting are current members of the Board, and the Company received no nominations from shareholders for the election of directors to the Board.

In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the Nominating and Corporate Governance Committee of the Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. If a nominee is not elected by the requisite vote, he must tender his resignation, and the Board of Directors, through a process managed by the Nominating and Corporate Governance Committee, will decide whether to accept the resignation. It is intended that the shares represented by the enclosed proxy card, if executed, dated, and returned without voting instructions, will be voted “FOR” the election of each of the nominees proposed by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

DIRECTOR QUALIFICATIONS AND BUSINESS EXPERIENCE

The following provides information about each member of the Company’s Board of Directors, including their business experience, and additional information about the specific experience, qualifications, attributes, or skills that led to the Board’s conclusion that each should serve as a director for the Company.

Nominees:

Michael J. Levine, C.P.A. Mr. Levine is both the President of Norse Realty Group, Inc. and Affiliates and a certified public accountant with the firm Levine & Schmutter. With his years of financial and managerial experience, Mr. Levine brings to the Board of Directors demonstrated management ability and fiscal responsibility at a senior level, and an extensive knowledge of our lending business, including the New York real estate market. In addition, as President of the Norse Realty Group, Inc. and Affiliates, Mr. Levine has insight into the operational requirements of a real estate company with significant assets. As a certified public accountant, also he has valuable experience in dealing with accounting principles, financial reporting rules, and regulations; evaluating financial results; and overseeing the financial reporting processes of a corporate organization having significant assets. Finally, Mr. Levine brings valuable insight and advice both to the Board and to his role as Chairman of the Board’s Risk Assessment Committee, where his experience contributes to building strong and effective risk management. Mr. Levine has served as the Company’s Independent Presiding Director since 2014, providing valuable leadership and independence of thought in various corporate governance and other matters.

PROPOSALS TO BE VOTED ON AT THE MEETING

Ronald A. Rosenfeld. Mr. Rosenfeld has been a member of the Boards of Directors of the Company, the Community Bank, and the Commercial Bank since January 1, 2012, and has served as Chairman of the Advisory Board of the Community Bank’s Ohio Savings Bank division since its establishment in December 2009. Mr. Rosenfeld is a former Chairman of the Federal Housing Finance Board, having served in that position from 2005 through 2008. From 2001 through 2004, he was President of the Government National Mortgage Association. In addition to serving four years as Secretary of Commerce for the State of Oklahoma, Mr. Rosenfeld previously served one year as Deputy Assistant Secretary for Corporate Finance at the U.S. Treasury Department. Before joining the Treasury Department, he spent three years at the Department of Housing and Urban Development, serving as the Deputy Assistant Secretary for Single-Family Housing, Acting Deputy Assistant Secretary for Multi-Family Housing, and General Deputy Assistant Secretary for the Office of Housing-Federal Housing Commissioner. Prior to his career in public service, Mr. Rosenfeld was an executive with the investment banking firms, Prescott, Ball & Turben, Inc. in Cleveland, Ohio, and Zappala & Company in Pittsburgh, Pennsylvania, and the president of a company that developed more than 10,000 apartment units and managed approximately 6,000 apartment units in a six-state region.

A graduate of Harvard Law School and The Wharton School, University of Pennsylvania, Mr. Rosenfeld also lends his expertise to several not-for-profit organizations in the housing, education, and cultural arenas. In addition to serving on the Housing Commission of the Bi-Partisan Policy Center, Mr. Rosenfeld is a Trustee of Howard University. He is also a member of the Advisory Board of the Harvard-Smithsonian Astrophysical Observatory. With his extensive experience in housing and development, corporate finance, and investment banking, Mr. Rosenfeld brings valuable insight to the Board of the Company in overseeing a wide range of banking and real estate matters, and furthers the Board’s objectives of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

Lawrence J. Savarese. Mr. Savarese has been a member of the Boards of Directors of the Company, the Community Bank, and the Commercial Bank since March 4, 2013. From 1978 through 2012, Mr. Savarese was with the independent public accounting firm KPMG LLP. For 19 years, he was an Audit Partner in KPMG’s Financial Services Practice, serving as partner in charge of audits of both community banks (including the Company and the Banks) and international banks with branches and agencies in the United States. During this time, Mr. Savarese served as KPMG’s representative to the New York Bankers Association and The Institute of International Bankers. From 2008 to 2012, Mr. Savarese served as Audit Partner, Risk Management, for KPMG’s Advisory Practice, where he managed risk at KPMG and developed and applied complex risk management objectives; risk management policies for model development; advisory service protocols in connection with certain requirements of the Public Company Accounting Oversight Board; policies for internal controls over financial reporting services provided to non-audit clients; and reviewed engagement letters and management risk performance. Prior to his retirement in 2012, Mr. Savarese was an Audit Partner in KPMG’s Global Services Centre, where he designed and developed the standardized approach for auditing banks now used by the firm’s Global Bank Practice. With his extensive experience in accounting principles, financial reporting rules and regulations, commercial banking, risk management, and corporate finance, Mr. Savarese brings valuable insight to both the Board and to his role as Chairman of the Audit Committee of the Board and as a member of the Board’s Risk Assessment Committee in overseeing a wide range of banking and financial reporting matters, and furthers the Board’s objectives of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

John M. Tsimbinos. As the former Chairman of the Board of Roslyn Bancorp, Inc., and the former Chairman of the Board and Chief Executive Officer of TR Financial Corp. and Roosevelt Savings Bank, Mr. Tsimbinos offers a wealth of management experience, business understanding, and knowledge of banking regulations along with a deep understanding of the role of the Board of Directors. Mr. Tsimbinos’ prior experience as a senior executive officer of a publicly traded bank holding company also has given him front-line exposure to many of the issues facing the Company as well as extensive and valuable experience in overseeing, among other matters, the Company’s banking business.

Current Directors:

Dominick Ciampa. Mr. Ciampa is the founder of, and a former Partner in, the Ciampa Organization, a Queens-based real estate development and management firm founded in 1975 which continues to be operated by other family members. Mr. Ciampa was appointed Chairman of the Board of the Company and the Banks on December 21, 2010. In addition, Mr. Ciampa served as the President of the Queens Chamber of Commerce from 1989 to 1991. Mr. Ciampa’s combined experience with the Company, and in leading a large commercial real estate development firm with significant ownership interests in our markets, brings valuable insight to the Board in overseeing a wide range of banking and real estate matters, in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

Maureen E. Clancy. Mrs. Clancy is Chief Financial Officer and Owner of Clancy & Clancy Brokerage Ltd., an insurance agency. Mrs. Clancy’s experience with the Company and prior experience serving on the Boards of Roslyn

PROPOSALS TO BE VOTED ON AT THE MEETING

Bancorp, TR Financial Corp., and Roosevelt Savings Bank, combined with her extensive experience in the insurance industry, risk management and leadership skills, knowledge of our market, and sensitivity to the economy, bring valuable insight and individual qualities to our Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

Hanif “Wally” Dahya. Mr. Dahya is the Chief Executive Officer of The Y Company LLC, a private investment firm that focuses on emerging-market companies in the information, communications, financial, and environmental services industries. The company also is involved in distressed assets in the emerging markets. Prior to forming The Y Company, Mr. Dahya spent fourteen years on Wall Street, having started his career in investment banking at E.F. Hutton and Co., Inc. Thereafter, Mr. Dahya was Managing Director at L.F. Rothschild Co. Inc., headed the Mortgage-Backed Securities Group at UBS Securities Inc., and was a partner at Sandler O’Neill + Partners L.P. Mr. Dahya is also an independent non-executive director of Spice Digital Limited (f/k/a Cellebrum Technologies Limited) and S i2i Limited, both mobile applications and internet products and services companies. Most recently, Mr. Dahya was elected to serve as an independent director of TerraForm Power, Inc., which owns clean power generation assets for utility, commercial, and residential customers, and was appointed the Chairman of its Board’s Audit Committee.

Mr. Dahya is a graduate of Harvard Business School and earned his undergraduate degree at Loughborough University of Technology in the United Kingdom. With his extensive financial and risk management experience in investments, capital markets, asset and liability management, emerging markets, real estate, and bank and thrift investments, Mr. Dahya provides the Board with valuable insight on these and others matters that are beneficial to the Company in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

Leslie D. Dunn has been a member of the Boards of Directors of the Company, the Community Bank, and the Commercial Bank since September 1, 2015. Ms. Dunn also serves as a member of the Audit, Risk Assessment, Cyber Security, Nominating and Corporate Governance, and Risk Assessment Committees of the Board. In addition, Ms. Dunn has been a member of the Advisory Board of the New York Community Bank’s Ohio Savings Bank Division since its inception in December 2009.

An experienced corporate law and governance professional, Ms. Dunn has been an independent director of the Federal Home Loan Bank of Cincinnati since 2007, serving not only on its Audit and Compensation Committees, but also as Governance Committee Chair. Ms. Dunn is also an independent director of E&H Family Group, Inc., an Ohio-based business that operates chains of supermarket and hardware stores. A member of the firm’s Finance Committee, she also serves as Compensation Committee Chair. Ms. Dunn’s board experience also includes over 15 years as a director of Telarc International Corporation, a Grammy Award-winning recording company.

From 1997 through 2004, Ms. Dunn was Senior Vice President of Business Development at Cole National Corporation, a New York Stock Exchange-listed specialty retailer with 15,000 employees and 3,000 locations in Canada, Europe, and the United States. Ms. Dunn served as Cole’s General Counsel and Secretary, overseeing the company’s in-house law department, ensuring its compliance with SEC regulations, and serving as principal corporate governance advisor to the board. Prior to joining Cole, Ms. Dunn was a partner in the Business Practice Group in the Cleveland office of Jones Day, a global law firm with more than 40 locations, and before then, was a partner in the corporate practice of Squire Sanders & Dempsey (now Squire Patton Boggs), also in Cleveland.

A graduate of Case Western Reserve University School of Law, Ms. Dunn is also an active civic leader and philanthropist in her home state of Ohio, serving as President of the Board of the Cleveland Museum of Contemporary Art, a director and member of the Investment Committee of the David and Inez Myers Foundation, a Life Trustee and Past Chair of the Mt. Sinai Health Care Foundation, a director and member of the Executive Committee of the Jewish Federation of Cleveland, a member of the President’s Advisory Committee of Case Western Reserve University, and Co-Chair of the Northeast Ohio Chapter of Women Corporate Directors. Ms. Dunn’s experience and contributions advance the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

Joseph R. Ficalora. Mr. Ficalora has been President and Chief Executive Officer and a Director of the Company since its inception on July 20, 1993, and Chief Executive Officer of the Community Bank and the Commercial Bank since January 1, 1994 and December 30, 2005, respectively. On January 1, 2007, Mr. Ficalora was appointed Chairman of the Board of the Company and the Banks, a position he held until December 21, 2010. In addition, Mr. Ficalora has served as President of the Commercial Bank since its inception on December 30, 2005.

Since 1965, when he joined the Community Bank, Mr. Ficalora has held increasingly responsible positions, crossing all lines of its operations. Prior to his appointment to President and Chief Executive Officer in 1994, Mr. Ficalora had served as President and Chief Operating Officer of the Community Bank beginning in October 1989, and previously as Executive Vice President, Comptroller, and Secretary.

PROPOSALS TO BE VOTED ON AT THE MEETING

A graduate of Pace University with a degree in business and finance, Mr. Ficalora provides leadership to several professional banking organizations. He currently serves as Chairman of the American Bankers Council of the American Bankers Association, and as a member of the American Bankers Association Government Relations Council Administrative Committee. A director of the New York Bankers Association (NYBA) and Chairman of its Metropolitan Area Division, Mr. Ficalora also serves on the Board of Directors of the RSI Retirement Trust, and on the board of an active subsidiary of the Company, Peter B. Cannell & Co., Inc., an investment advisory firm. In addition, Mr. Ficalora serves on the boards of directors of the PSI Board of Pentegra Retirement Services, Inc., New York Hall of Science, New York Presbyterian Hospital, New York Hospital-Queens, Museum of the Moving Image, Queens Chamber of Commerce, and Flushing Cemetery, and on the Advisory Council of the Queens Museum of Art. Mr. Ficalora is a former Vice Chairman of the Federal Home Loan Bank of New York, a former board member of the American Bankers Association, the Thrift Institutions Advisory Council of the Federal Reserve Board in Washington and the Federal Reserve Bank of New York Thrift Institutions Advisory Panel. He is also the former Chairman of the New York State Savings Forum for Operations Audit Control and the former Chairman of the SBLI Fund. In addition, he has previously served as President of the Queens Borough Public Library Foundation and as Chairman of the Board and of the Administrative Committee of the Queens Borough Public Library.

James J. O’Donovan. From October 31, 2003 through to his retirement on January 31, 2005, Mr. O’Donovan served as Senior Executive Vice President and Chief Lending Officer of the Company and New York Community Bank, having previously held the titles of Executive Vice President from 2000 and Senior Vice President from 1987. Following his retirement, Mr. O’Donovan served as a senior lending consultant to the Company and Community Bank from February 1, 2005 until February 1, 2008.

Mr. O’Donovan’s experience as a former executive officer of the Company and as current Chairman of the Mortgage and Real Estate Committee of the Community Bank Board not only brings valuable management and leadership skills, extensive industry knowledge, and business experience to the Board, but also a significant insight in overseeing matters critical to the Company’s lending businesses. Mr. O’Donovan’s experience and contributions advance the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

Lawrence Rosano, Jr. Mr. Rosano has been a member of the Boards of Directors of the Company, the Community Bank, and the Commercial Bank since July 22, 2014. Mr. Rosano also serves as a member of the Mortgage and Real Estate Committee of the Community Bank’s Board. Since May 1974, Mr. Rosano has served as a principle, owner, and operator of various real estate development and management businesses in the New York metropolitan area, including Associated Development Corp. (since 1984), Associated Properties, Inc. (since 2002), and 460 Grand Street Realty LLC (since August 2013). Additionally, he currently serves as Chairman of the Board of the Queens & Bronx Building Association, a regional trade group. With his extensive experience in real estate development and executive management, Mr. Rosano brings valuable insight to the Board of the Company in overseeing a wide range of banking and real estate matters, and furthers the Board’s objectives of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

Robert Wann. Mr. Wann has been the Senior Executive Vice President and Chief Operating Officer of the Company since 2003. Prior to his appointment as Chief Operating Officer, Mr. Wann led the Finance Division of the Company. Mr. Wann joined the Company in 1982, was named Comptroller in 1989, and was appointed Chief Financial Officer in 1991. Mr. Wann is a key member of the management team that led the Company’s conversion to stock form in 1993. Mr. Wann played and continues to play a crucial role in the development and growth of the Company, including in connection with the numerous strategic business combinations it has undertaken.

With over 30 years of experience at the Company, Mr. Wann has a deep understanding and thorough knowledge of the Company, its subsidiaries, and its lines of business. Mr. Wann has consistently demonstrated his leadership abilities and his commitment to the Company through his long service in numerous roles. Mr. Wann’s extensive financial and operating experience, commitment, knowledge, and leadership make him well-suited to serve on the Board and contribute to its objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

BUSINESS EXPERIENCE OF NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Thomas R. Cangemi. Senior Executive Vice President and Chief Financial Officer of the Company and the Community Bank since April 5, 2005, and Senior Executive Vice President and Chief Financial Officer of the Commercial Bank since December 30, 2005; Senior Executive Vice President, Capital Markets Group of the Company and the Community Bank from October 31, 2003 to April 5, 2005; Executive Vice President, Capital Markets Group of the Company and the Community Bank from July 31, 2001 to October 31, 2003; Executive Vice President and Chief Financial Officer of Richmond County Financial Corp. and Richmond County Savings Bank from October 1997 to July 2001.

PROPOSALS TO BE VOTED ON AT THE MEETING

James J. Carpenter. Senior Executive Vice President and Chief Lending Officer of the Company and the Community Bank since January 1, 2006, and Senior Executive Vice President of the Commercial Bank since December 30, 2005; Executive Vice President and Chief Lending Officer of the Community Bank from February 1, 2005 to December 31, 2005; Executive Vice President and Assistant Chief Lending Officer of the Community Bank from January 1, 2003 to February 1, 2005; Senior Vice President and Mortgage Lending Officer of the Community Bank from November 30, 2000 to January 1, 2003; Senior Vice President responsible for Multi-Family and Commercial Real Estate Lending for Haven Bancorp, Inc. and CFS Bank prior to November 30, 2000.

John J. Pinto. Executive Vice President and Chief Accounting Officer of the Company and the Community Bank since April 5, 2005; Executive Vice President and Chief Accounting Officer of the Commercial Bank since December 30, 2005; First Senior Vice President and Assistant Director of the Capital Markets Group of the Community Bank from November 1, 2003 to April 5, 2005; Senior Vice President and Assistant Director of the Capital Markets Group of the Community Bank from July 31, 2001 to October 31, 2003; Senior Vice President and General Auditor of Richmond County Financial Corp. and Richmond County Savings Bank prior to July 31, 2001.

DIRECTORS’ COMPENSATION

The following table provides details of the 2015 compensation received by non-employee directors of the Company. Directors who are also employees do not receive separate compensation for their service on the Board. The table excludes perquisites, which did not exceed $10,000 in the aggregate for any director.

Non-Employee Directors	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)

Dominick Ciampa	300,000	426,000	68,750	749,750
Maureen E. Clancy	95,000	170,400	21,500	286,900

Hanif “Wally” Dahya	160,000	255,600	38,250	453,850
Leslie D. Dunn (3)	41,000	170,100	2,500	213,600

Max L. Kupferberg(4)	171,688	51,120	6,450	229,258
Michael J. Levine	353,860	255,600	44,250	653,710

James J. O’Donovan (5)	—	170,400	27,500	197,900
Lawrence Rosano, Jr.	213,000	51,120	11,250	275,370

Ronald A. Rosenfeld	132,000	51,120	10,450	193,570
Lawrence J. Savarese	268,500	255,600	29,750	553,850

John M. Tsimbinos	247,000	51,120	6,450	304,570

(1)	In accordance with SEC disclosure requirements for equity compensation, the reported amount represents the full grant date fair value of each award calculated in accordance with FASB ASC Topic 718. All 2015 awards were made in the form of restricted stock vesting over a five-year period.
(2)	Reflects dividends paid on unvested restricted stock.
(3)	Ms. Dunn joined the Board on September 1, 2015.
(4)	Mr. Kupferberg assumed director emeritus status on July 1, 2015.
(5)	Upon his retirement as a senior officer of the Company in 2006, Mr. O’Donovan entered into an agreement with the Company providing for, among other things, his acceptance of certain restrictive covenants relating to his future business activities in the banking industry. This agreement provides him with an annual payment of $475,000. Mr. O’Donovan does not receive retainers or meeting fees for his services as a director of the Company or its affiliates.

Director Fees. In 2015, non-employee directors of the Company received a quarterly retainer of $11,500 and a fee of $2,500 per Board meeting attended. Non-employee directors also received fees ranging from $500 to $2,000 for each committee meeting attended. Committee chairpersons received fees ranging from $1,000 to $10,000 per meeting. Our Chairman, Mr. Ciampa, received a quarterly retainer of $75,000. He did not receive Board or committee meeting fees. Mr. Savarese, our Audit Committee Chairman, also received a quarterly retainer of $5,000 for his service in such capacity. Additionally, members of the Mortgage and Real Estate Committee of the Community Bank Board of Directors or the Credit Committee of the Commercial Bank Board of Directors who perform inspections of properties offered as security for the respective Bank’s loans, in accordance with the Community Bank’s and the Commercial Bank’s lending policies, also received a fee of $1,500 per half-day inspection and $2,000 per full-day inspection.

PROPOSALS TO BE VOTED ON AT THE MEETING

Directors’ Deferred Fee Plan. The Community Bank maintains a deferred fee stock unit plan to provide an opportunity for those members of the Board of Directors of the Community Bank who were active in such capacity on the effective date of the plan to defer the receipt of fees otherwise currently payable to them, in exchange for the receipt (at the time they cease to serve as directors) of shares of the Company’s Common Stock having a value equal to the amount of such deferred benefit, thus providing the Community Bank with the use of the funds for business activities. The deferral of fees under the plan applies to all fees received by directors, including regular meeting fees, special meeting fees, and committee fees.

Outside Directors’ Consultation and Retirement Plan. Director Ciampa participates in a legacy director retirement plan that was sponsored by the Community Bank. No other directors are eligible to participate in the plan. Under the plan, Messrs. Ciampa and Kupferberg will be eligible, upon retirement, to receive an annual benefit equal to the average of the director’s annual retainer and meeting fees over the 36-month period preceding the director’s termination date, for a period equal to the lesser of the number of months for which they agree to provide consulting services after retirement, or ten years.

Life Insurance. The Company provides group-term life insurance coverage for non-employee directors of the Banks and the Company.

Director Equity Compensation. Non-employee directors also participate from time to time in the Company’s equity compensation programs. Typically, awards are made in the form of restricted stock vesting over a five-year period.

Compensation Committee Interlocks and Insider Participation. No executive officer of the Company, the Community Bank, or the Commercial Bank serves, or has served, as a member of the compensation committee of another entity, one of whose executive officers serves on the Compensation Committee of the Company, the Community Bank, or the Commercial Bank. No executive officer of the Company, the Community Bank, or the Commercial Bank serves, or has served, as a director of another entity, one of whose executive officers serves on the Compensation Committee of the Company, the Community Bank, or the Commercial Bank.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

The federal banking laws require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms (including interest rates and collateral) and follow substantially the same credit underwriting procedures as those prevailing at the time for comparable transactions with other persons. Furthermore, they must not involve more than the normal risk of repayment or present other unfavorable features. The Community Bank, from time to time, may make mortgage loans to its directors, officers, and employees, including consumer loans or loans to purchase or refinance personal residences, and may make loans secured by income-producing properties to entities in which a director or officer has an ownership (or, in the case of directors, a management interest), provided that all such loans are made in accordance with federal banking laws and are made in the ordinary course of business; do not involve a more than normal risk of collectability, or present other unfavorable features; and are made on substantially the same terms (including interest rates and collateral requirements) as those prevailing at the same time for comparable transactions with unaffiliated persons.

From time to time, in accordance with written policies, the Board of Directors reviews a summary of the Company’s transactions with directors and executive officers of the Company and with firms that employ directors, as well as any other related-person transactions, for the purpose of recommending to the disinterested members of the Board of Directors that the transactions are fair, reasonable, and within Company policy, and should be ratified and approved. The Board of Directors also reviews any transactions reported to the Board by the Company’s Corporate Secretary that are required to be reported under SEC regulations. Additionally, in accordance with federal regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceeds the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000), and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Further, pursuant to the Company’s Code of Business Conduct and Ethics and other business standards applicable to them, all executive officers and directors of the Company must disclose any existing or emerging conflicts of interest to the Chief Executive Officer. Such potential conflicts of interest include, but are not limited to, any position or interest (financial or otherwise) which could materially conflict with an executive officer’s or director’s performance or which affects such executive officer’s or director’s independence or judgment concerning transactions between the Company, its customers, suppliers, or competitors.

PROPOSALS TO BE VOTED ON AT THE MEETING

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors, and greater than 10% shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of copies of the reports of ownership furnished to the Company, or written representations that no other reports were required, the Company believes that during the 2015 fiscal year, its executive officers and directors complied with applicable reporting requirements for transactions in the Company’s Common Stock.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2015 was KPMG LLP. The Company’s Audit Committee has reappointed KPMG LLP to continue as the independent registered public accounting firm of the Banks and the Company for the year ending December 31, 2016, subject to ratification of such appointment by the Company’s shareholders. Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders present at the Annual Meeting. If the ratification and appointment of the independent registered public accounting firm is not approved by shareholders at the Annual Meeting, the Audit Committee will consider other independent registered accounting firms.

Unless marked to the contrary, the shares represented by the enclosed proxy card, if properly signed and dated, will be voted FOR ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company.

The Audit Committee will consider on a case-by-case basis and, if appropriate, approve all audit and non-audit services to be provided by the Company’s independent registered public accounting firm. Alternatively, the Audit Committee may adopt a policy for pre-approval of audit and permitted non-audit services by the independent registered public accounting firm. In 2015, all audit-related services, tax services, and other services were approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its audit functions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

AUDIT COMMITTEE REPORT TO SHAREHOLDERS

The Audit Committee of the Company’s Board of Directors is composed of Messrs. Savarese, Levine, Rosenfeld, Dahya, and Ms. Dunn, all of whom are non-employee, independent directors, and operates under a written charter adopted by the Board of Directors.

The Company’s management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The independent registered public accounting firm is also responsible for issuing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm for 2015. Management has discussed with and represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed under Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees (AS 16), including discussion with the Audit Committee in detail the independent registered public accounting firm’s evaluation and conclusions about significant and critical accounting policies and practices, critical accounting estimates, significant unusual transactions and the Company’s financial reports.

PROPOSALS TO BE VOTED ON AT THE MEETING

In addition, the Audit Committee has received from the independent registered public accounting firm written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent registered public accounting firm, its independence from the Company and its management. In concluding that the independent registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent registered public accounting firm in 2015 were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its 2015 audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, which, in its reports, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles and an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the PCAOB, or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC. The Audit Committee and the Board of Directors also have approved, subject to shareholder ratification, the selection of the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2016.

The Audit Committee

Lawrence J. Savarese, Chair

Michael J. Levine

Ronald A. Rosenfeld

Hanif “Wally” Dahya

Leslie D. Dunn

PROPOSALS TO BE VOTED ON AT THE MEETING

AUDIT AND NON-AUDIT FEES

The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s consolidated financial statements for fiscal years 2015 and 2014, and fees billed for audit-related services, tax services, and all other services rendered by KPMG LLP for fiscal years 2015 and 2014.

	Year Ended
	2015		2014

Audit Fees	$2,272,800	(1)(2)(3)	$2,058,300	(1)(2)
Audit-Related Fees	194,000	(4)	178,100	(4)

Tax Fees	7,798	(5)	25,552	(5)
All Other Fees	1,796	(6)	662,754	(7)

(1)	Includes fees billed for professional services rendered in connection with the audit of the Company’s annual financial statements, the review of its financial statements included in the Company’s quarterly reports, and the Sarbanes-Oxley Section 404 attestation. (For 2015, the total fees for this category were $1,792,800, and for 2014, the total fees for this category were $1,656,000).
(2)	Includes fees billed for professional services rendered in connection with the audit of the Company’s and NYCB Mortgage Company, LLC’s compliance with U.S. Department of Housing and Urban Development-assisted programs, Government National Mortgage Association, and the Uniform Single Attestation Program. (For 2015, the total fees for this category were $170,000, and for 2014, the total fees for this category were $753,500).
(3)	Includes fees billed for professional services rendered in connection with comfort and consent letters issued in connection with the Company’s common stock offering, preliminary prospectus, and registration statement on Form S-4. (For 2015, total fees for this category were $310,000)
(4)	Includes fees billed for professional services rendered in connection with audits of the Company’s stock ownership, employee benefit, and retirement plans’ financial statements and the audit of the Company’s compliance with certain provisions of FDIC acquisition agreements.
(5)	Includes fees for professional services rendered in connection with tax services relating to certain state and local tax matters, and tax audit support services.
(6)	Includes fees for the KPMG Accounting Research Online renewal license for June 30, 2015 to June 30, 2016.
(7)	Includes fees for professional services rendered in connection with model validation of certain risk models of the Company, the KPMG Accounting Research Online renewal license for June 30, 2014 to June 30, 2015, and professional fees in connection with advice provided regarding enterprise risk management.

PROPOSAL 3: PROPOSAL TO PHASE OUT THE CLASSIFIED BOARD BY APPROVING AMENDMENTS TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY

The Board of Directors recommends approval of phasing out the classification of the Board of Directors and providing instead for the annual election of Directors. The Board took into consideration arguments in favor of and against continuation of the classified Board and determined that it is in the Company’s best interests to propose to declassify its Board of Directors.

Classified boards provide time to solicit higher bids in a hostile takeover situation because it is more difficult to change a majority of directors on the board in a single year. A classified board also fosters continuity and stability, not only on the board but also in the overall management of the business of the corporation, because a majority of directors will always have experience as directors of the corporation.

However, annually elected boards are perceived by many institutional shareholders as increasing the accountability of directors to such shareholders. Annual election of directors provides a particularly powerful shareholder right because the Company has adopted majority voting for the election of directors.

Under Article SIXTH of the Company’s Amended and Restated Certificate of Incorporation, the Board of Directors is divided into three classes, as nearly equal in number as possible, composed of directors each serving terms of office of three years. If the proposed measure is approved by our shareholders in 2016, the directors who have been elected to three-year terms prior to the effectiveness of the amendment, including directors elected at the 2016 annual meeting, would complete those three-year terms, and thereafter would be eligible for annual re-election after completion of their current terms. If the proposed measure is approved, beginning with the 2019 Annual Meeting of Shareholders, the Board of Directors will be completely declassified and all directors will be subject to annual election to one-year terms. If the proposed measure is not approved by the shareholders, the Board will remain classified and our directors will continue to be subject to the Certificate of Incorporation’s current classification. The proposed amendments to the Certification of Incorporation to phase out the classification of the board of directors and provide for the annual election

PROPOSALS TO BE VOTED ON AT THE MEETING

of directors will be approved if 80% of the shares outstanding are voted in favor of the proposal and the proposal will become effective upon the filing of the amendments with the Secretary of State of the State of Delaware.

Proposed amendments to Article SIXTH, Section A are set forth below.

A.         The number of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The Directors shall be divided into three classes, as nearly equal in number as reasonably possible, ~~with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter~~ with each Director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders following such initial classification and election, held before the 2017 annual meeting of stockholders, the class of Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. At each annual meeting of stockholders commencing with the 2017 annual meeting of stockholders, Directors elected to succeed those Directors whose terms then expire shall be elected for a term expiring at the next annual meeting of stockholders. Beginning with the 2019 annual meeting of stockholders, the foregoing classification of the Board of Directors shall cease. If the number of Directors is changed prior to the 2017 annual meeting of stockholders, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. If the number of Directors is increased at or following the 2019 annual meeting of stockholders, any additional Director elected to fill a vacancy resulting from such increase shall hold office for a term expiring at the next annual meeting of stockholders. In no case shall a decrease in the number of Directors remove or shorten the term of any incumbent Director. ~~with e~~ Each Director ~~to~~ shall hold office for the term for which elected and until his or her successor shall have been duly elected and qualified.

Proposed amendments to Article SIXTH, Section B are set forth below.

B.         Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires, except that Directors elected to fill vacancies after the 2019 annual meeting of stockholders shall hold office for a term expiring at the next annual meeting of stockholders. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

SHAREHOLDERS VOTE “FOR” PROPOSAL 3.

PROPOSAL 4: SHAREHOLDER PROPOSAL REGARDING PROXY ACCESS

The City of New York Office of the Comptroller (the “Comptroller”), One Center Street, 8th Floor, New York, New York 10007-2341, as custodian and a trustee for the New York City Employees’ Retirement System, the New York City Fire Department Pension Fund, the New York City Teachers’ Retirement System, and the New York City Police Pension Fund, and custodian for the New York City Board of Education Retirement Fund (collectively, the “Comptroller Shareholders”), has submitted the following shareholder proposal (the “NYC Comptroller Proposal”) and the accompanying supporting statement. The Proposal is reproduced below in the form submitted by the Comptroller and is included in this Proxy Statement, together with the Comptroller’s supporting statement, in accordance with the rules of the Securities and Exchange Commission. The Company will provide the number of shares of Company common stock owned by the Comptroller upon receiving an oral or written request to the Corporate Secretary for the information.

The NYCB Comptroller Proposal is not endorsed by the Company or the Board of Directors and neither the Company nor the Board accept responsibility for it.

PROPOSALS TO BE VOTED ON AT THE MEETING

Shareholder Proposal

RESOLVED: Shareholders of New York Community Bancorp (the “Company”) ask the board of directors (the “Board”) to amend its “proxy access” bylaw to:

a)         allow a shareholder, or group of shareholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director candidates constituting up to 25% of the Board;

b)         eliminate the Company’s group size limit of 10 shareholders; and

c)         ensure loaned shares that are recallable may be counted as eligible toward the ownership requirement.

Supporting Statement

The Company’s recent proxy access bylaw is effectively unusable by all but its largest shareholders. Among other overly restrictive provisions, it requires 5% share ownership by the nominating shareholder(s), limits the number of shareholders (to 10) that can aggregate shares to satisfy the ownership requirement, and permits nomination of only 20% of the Board. See the Company bylaws at: http://www.sec.gov/Archives/edgaddata/910073/000119312515101817/d897185dex3iii.htm

In contrast, the SEC, following extensive analysis when enacting its since-vacated proxy access Rule, concluded that (a) a 5% ownership threshold “may not be consistently and realistically viable, even by shareholder groups,” and so set a 3% threshold and (b) rejected a limit on the size of the shareholder group.

Based on public filings by the Company’s largest shareholders during the past two years, it is impossible to form a group of just 10 qualifying shareholders with 5% ownership unless one or more of the 11 largest reporting shareholders joined in. Because institutional investors that publicly report shareholdings are often not the beneficial owner of all reported shares, the Company’s group size limit is even more restrictive than this analysis suggests. The Company’s bylaw could thus deprive all shareholders of the ability to vote for alternate nominees on its proxy card.

The SEC Rule also allowed nomination of 25% of the Board because a lower threshold “may result in only one shareholder-nominated director.” This may be the case at the Company given that its Board, which currently consists of 12 directors, may be as small as 9 directors according to the Company’s bylaws.

We believe viable proxy access is a fundamental shareholder right that will make directors more accountable and enhance shareholder value. A 2014 CFA Institute study concluded that proxy access would “benefit both the markets and corporate boardrooms, with little cost or disruption” and could raise overall US market capitalization by up to $140.3 billion if adopted market-wide. (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1)

The proposed revisions will more closely align the Company’s bylaw terms with those in:

1.	a 2015 shareholder proposal that received 44.4% of votes cast at the Company;
2.	the SEC Rule on which the 2015 shareholder proposal was based (https://www.sec.gov/rules/final/2010/33-9136.pdf); and
3.	the Council of Institutional Investors’ “Proxy Access: Best Practices” (http://www.eii.org/files/publications/misc/08 05 15 Bese/020Practices%20-°/020Proxy%20Access.pdf.)

Through December 2015, more than 100 companies have enacted proxy access bylaws with a 3% ownership threshold.

We urge shareholders to vote FOR this proposal.

The Company’s Statement in Opposition

The Board of Directors unanimously recommends a vote “AGAINST” Proposal 4, the NYC Comptroller Proposal, which seeks to modify the terms of the Company’s existing proxy access provisions in a way that would be contrary to the expressed views of a majority of our shareholders at our last annual meeting. The Company took action in early 2015 to provide shareholders with proxy access, and at our 2015 Annual Meeting, a majority of shareholders voted against a shareholder proposal that called for us to adopt terms such as those set forth in the NYC Comptroller Proposal. We believe that the Proposal advances a one-size-fits-all approach to this important and nuanced topic in a way that our Board, and a majority of our shareholders, have already determined is not appropriate for the Company.

PROPOSALS TO BE VOTED ON AT THE MEETING

Shareholder discussions informed our Board’s decision to adopt proxy access.

Members of our Board and management have conducted extensive dialogue with investors to seek their input on proxy access. Through our dialogue with shareholders, our Board and management determined that many institutional shareholders consider proxy access, with appropriate limitations, to be an important element of a strong corporate governance program and, in direct response to the feedback we received last year, the Board determined to provide shareholders with the opportunity to include Director nominees in the Company’s annual meeting proxy statements.

The Board-adopted ownership threshold to use proxy access is appropriate for New York Community Bancorp.

In 2015, our shareholders demonstrated their support of our approach to proxy access by rejecting the Comptroller’s proposal which included the same terms it has now proposed again.

Many of our shareholders support proxy access generally. However, it was evident from our outreach discussions in 2015 that investors have divergent perspectives on the appropriate ownership thresholds for establishing proxy access. Investors also took varying positions on the other terms and conditions of proxy access, including the benefits and risks of allowing an unlimited number of small investors to aggregate positions to reach the required ownership threshold.

We have been told by some of our investors that they evaluate the appropriate proxy access ownership thresholds and other proxy access provisions in the context of the facts and circumstances that may influence the implementation of this right. For example, some shareholders consider company size, current shareholder base, and other governance provisions in evaluating the appropriate ownership thresholds for proxy access.

Last year, on March 17, 2015, following discussions with shareholders and extensive Board review of potential proxy access structures, the Board determined to adopt proxy access with provisions that the Board believes are appropriate for New York Community Bancorp. Key provisions of the proxy access bylaw include:

1.	Nominating shareholders must have a 3 year, 5% minimum ownership position;
2.	Allows aggregation of up to 10 qualifying shareholders to comprise 5% ownership;
3.	The maximum number of shareholder-nominated candidates is equal to 20% of the number of directors then serving on the Board (2 positions, based on a Board size of 12); and
4.	The maximum number of proxy access candidates in any one year is equal to 20% of the number of directors then serving.

At our annual shareholders meeting last year, our shareholders accepted the Company’s approach to proxy access and, by majority vote, rejected the Comptroller’s 2015 proposal. Thus, the Comptroller’s proposal this year repeats provisions that were rejected by a majority of our shareholders only a year ago.

Our shareholders have already considered, and rejected, the alternative terms in the NYC Comptroller Proposal.

Following our Board’s adoption of proxy access in March 2015, our shareholders had the opportunity to express a view on the alternative proxy access terms set out in a shareholder proposal at our 2015 Annual Meeting. That alternative proposal had terms that are consistent with those called for by the NYC Comptroller Proposal, including a 3% ownership threshold, a 25% director cap and unlimited aggregation of positions. The results were that 56% of shares voted were opposed to the alternative terms set out in the shareholder proposal, which we believe reflects a view that the majority of our shareholders agreed with our Board that these terms are not appropriate for our Company.

The changes called for by the NYC Comptroller Proposal are not in the best interest of our shareholders.

The Comptroller’s new Shareholder Proxy Access Proposal, which includes similar provisions that the same proponent put forward in last year’s failed proposal, would allow an unlimited number of stockholders that collectively own 3% of the Company’s common stock continuously for three years, to nominate up to 25% of the Board. We believe the proposal is unnecessarily expansive and lacks important conditions that are necessary to align with the interests of our long-term shareholders.

Ownership Level

To protect the interests of all shareholders and not grant a small group of investors special consideration, we believe a 5% threshold is most appropriate. Relative to the overall size of the Company’s market capitalization and the current shareholder base, the Board believes a 3% stock ownership threshold would create potential for investors with special interests to have outsized influence. The Board believes it is not in the best interest of all shareholders to provide a proxy access threshold that would allow special-interest shareholders to advance their own specific agenda without

PROPOSALS TO BE VOTED ON AT THE MEETING

regard to the best interests of the Company or its shareholders, including using the Company’s proxy materials to publicize and campaign for positions that might not be shared by holders of a majority, or even a significant proportion, of the Company’s shares.

The supporting statement in the Shareholder Proxy Access Proposal notes the number of companies have adopted proxy access provisions at a 3% ownership level, without also noting that many of these companies are among the largest in the world, and that a 3% ownership level at any such company would represent a much larger investment than a 5% ownership level at our Company. We believe that a topic as important and complex as proxy access is not amenable to the one-size-fits-all approach taken by the proponent.

Maximum Number of Directors

The NYC Comptroller Proposal would change the maximum number of proxy access directors in any one year from 20% to 25% of the Board. For a 12-person Board, this would mean three proxy access candidates, rather than two. Our Board and management considered the alternatives in adopting our proxy access provision, and determined that permitting up to 20% of board seats to be open to proxy access directors is an appropriate balance that gives shareholder nominees a meaningful voice on the Board, without raising the concern of creeping control issues or factionalism that could be presented by allowing more of a turnover in one year. We note also that most proxy access provisions that have been adopted by companies over the past year have had a 20% limitation, not a 25% limitation.

Treatment of Loaned Shares

The NYC Comptroller Proposal calls for amendments that would “ensure loaned shares that are recallable may be counted as eligible toward the ownership requirement.” The concern raised by this portion of the proposal seems to be just a cookie-cutter element of this form of proposal that is misplaced as it relates to our proxy access provision, which does not contain any provision referencing loaned shares or their ability to be recalled. Our proxy access provision merely requires, as we believe is appropriate, that the nominating stockholder have full voting rights and a net long position in the shares that are being counted.

The NYC Comptroller Proposal places no limit on the number of shareholders who can assemble as a group to establish the share ownership requirement to make a nomination pursuant to proxy access.

The Company’s existing proxy access provision limits that number by providing that a shareholder group making a nomination pursuant to proxy access may consist of no more than 10 shareholders. This limits the administrative burden and expense that could otherwise be imposed on the Company to verify the nature and duration of holdings of a large number of shareholders participating in a nomination, and there would be no guarantee that any or most of the group members have a significant investment in the Company. In the absence of a reasonable limitation on the number of shareholders in a group, the Company could be required to make burdensome inquiries into the nature and duration of the share ownership of a large number of individuals participating in a nomination in order to verify their qualifications to make the nomination. The Board believes that the limitation it has implemented in the Company’s current proxy access provision is a reasonable limitation that will reduce administrative costs for New York Community Bancorp and help reduce the risk of abuse of proxy access rights, while still preserving a meaningful access right for shareholders. If the Company were to remove the limitation on aggregation of positions, we would be a significant outlier in terms of market practice, as few, if any, companies have adopted proxy access provisions that permit unlimited aggregation.

The Board remains responsive to shareholders and has taken action to meaningfully enhance our governance structure.

The Board of Directors is committed to sound corporate governance policies and practices, regularly monitors developments in corporate governance, and takes action appropriate for our Company. For example, we have an independent board chairman, an independent Presiding Director with significant governance responsibilities, and majority voting in uncontested elections, and are moving forward at this Annual Meeting to eliminate our staggered Board. The Board and management team maintain open lines of communication with our shareholders and have established strong shareholder engagement practices. We believe that this commitment and these outreach efforts have resulted in a proxy access provision, and other governance practices, that are appropriate for our Company’s particular size, shareholder base, and other circumstances.

* * *

For the reasons outlined above, the Board believes the Company’s current proxy access structure is the most appropriate for New York Community Bancorp and our shareholders and should not be changed.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT SHAREHOLDERS VOTE “AGAINST” PROPOSAL 4.

ADDITIONAL INFORMATION

ADDITIONAL INFORMATION

Shareholder Proposals

To be considered for inclusion in the Company’s proxy statement and form of proxy relating to the annual meeting of shareholders to be held in 2017, a shareholder proposal must be received by the Corporate Secretary of the Company, at the address set forth on the first page of this proxy statement, no later than December 29, 2016. If such annual meeting is held on a date more than 30 days from June 7, 2017, a shareholder proposal must be received within a reasonable time before the Company begins to print and mail its proxy solicitation materials for such annual meeting. Any such proposal will be subject to the proxy rules adopted by the SEC.

Proxy Access Nominations

Any shareholder (or group of no more than 10 shareholders) meeting the Company’s continuous ownership requirements set forth in our Bylaws that wishes to nominate a candidate or candidates for election to up to 20% of our Board and require the Company to include such nominees in our 2017 proxy statement, must submit such nomination and request no earlier than November 26, 2016 nor later than December 29, 2016. The nomination and supporting materials must also comply with the requirements set forth in our Bylaws for inclusion of director nominees in the proxy statement.

Notice of Business to be Conducted at an Annual Meeting

The Bylaws of the Company, a copy of which may be obtained from the Company, set forth the procedures by which a shareholder may properly bring business before a meeting of shareholders. Pursuant to the Bylaws, only business brought by, or at the direction of, the Board of Directors may be conducted at a special meeting. The Bylaws of the Company provide an advance notice procedure for a shareholder to properly bring business before an annual meeting. The shareholder must give written advance notice to the Corporate Secretary of the Company not less than 90 days before the date originally fixed for such meeting; provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be received not later than the close of business on the tenth day following the date on which the Company’s notice to shareholders of the annual meeting date was mailed or such public disclosure was made.

Attendance at the Annual Meeting

If you are a holder of record and plan to attend the Annual Meeting, please indicate this when you vote. The top half of the proxy card is your admission ticket. When you arrive at the Annual Meeting, you will be asked to present this admission ticket and photo identification, such as a driver’s license. If you hold your Common Stock in street name, you will need proof of ownership to be admitted to the Meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your Common Stock held in street name in person, you must get a written proxy in your name from the broker, bank, or other nominee that holds your shares.

Other Matters Which May Properly Come Before the Annual Meeting

The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Meeting, it is the intention of the members of the Proxy Committee to vote the shares represented thereby on such matters in accordance with their best judgment.

Whether or not you intend to be present at the Annual Meeting, you are urged to sign, date, and return your proxy card, or to vote via the Internet or by telephone, promptly. If you are then present and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting.

Online Delivery of Proxy and Other Materials

We have elected to take advantage of SEC rules that allow companies to furnish proxy materials to their shareholders on the Internet. We believe that these rules allow us to provide our shareholders with the information they need to vote at our Annual Meeting, while also reducing the costs of delivery and reducing the environmental impact of producing and distributing the related proxy materials.

Since April 28, 2016, the proxy materials for the 2016 Annual Meeting (which includes the 2015 Annual Report to Shareholders) have been available at the following web site: www.proxyvote.com. Shareholders who wish to receive a printed copy of the proxy materials available on this web site may request copies in any of the following ways: (i) via the Internet, at www.proxyvote.com; (ii) by telephone, at 1-800-579-1639; or (iii) by sending an e-mail to sendmaterial@proxyvote.com. Shareholders who are not eligible to vote at the Annual Meeting may find our 2015 Annual Report to Shareholders and the Notice of 2016 Annual Meeting of Shareholders and Proxy Statement on the Investor Relations portion of our Company website, www.myNYCB.com.

ADDITIONAL INFORMATION

We encourage all of our shareholders who have Internet access to receive future proxy materials online rather than through the U.S. mail delivery system. By electing to receive our materials electronically, you will be supporting our efforts to reduce expenses and thus add to shareholder value. Other benefits of this service include:

●	Receiving shareholder communications, including the Company’s annual report to shareholders and proxy statement, as soon as they are available, thus eliminating the need to wait for them to arrive by mail;

●	Enjoying easier access to convenient online voting; and

●	Eliminating bulky paper documents from your personal files.

Householding of Proxy Statements and Annual Reports

The SEC has adopted rules that permit companies to mail a single proxy statement and a single annual report to two or more shareholders sharing the same address. This practice is known as “householding.” Householding provides greater convenience to shareholders and saves the Company money by reducing excess printing costs. You may have been identified as living at the same address as another Company shareholder. If this is the case, and unless the Company receives contrary instructions from you, we will continue to “household” your proxy statement and annual report for the reasons stated above.

If you are a shareholder or a beneficial owner at a shared address to which a single copy of both the proxy statement and the annual report has been delivered, and you would like to receive your own copy of this proxy statement and the annual report, you may obtain them electronically from the Investor Relations portion of our website, www.myNYCB.com, by selecting “SEC Documents”; by contacting the Investor Relations Department of the Company by phone (516-683-4420) or by e-mail (ir@myNYCB.com); or by writing to the Investor Relations Department of the Company and indicating that you are a shareholder at a shared address and would like an additional copy of each document.

If you are a recordholder and would like to receive a separate proxy statement or annual report in the future, please contact Computershare Shareowner Services LLC either by phone at (866) 293-6077, online at www.computershare.com/investor, or by mail at P.O. Box 30170, College Station, Texas 77842. If you are a beneficial owner and would like to receive a separate proxy statement or annual report in the future, please contact your broker, bank, or other nominee.

If, on the other hand, you are a shareholder sharing an address, and are receiving multiple copies of this proxy statement or the annual report, please contact Computershare Ltd. at the number or addresses listed above so that all shareholders at the shared address can request that only a single copy of each document be mailed to your address in the future. If you are the beneficial owner, but not the recordholder, of Company shares, and you wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank, or other nominee so that all shareholders at the shared address can request that only a single copy of each document be mailed to your address in the future.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC, accompanies this proxy statement. An additional copy will be furnished without charge to shareholders upon written request to New York Community Bancorp, Inc., Investor Relations Department, 615 Merrick Avenue, Westbury, New York 11590.

By Order of the Board of Directors,

Westbury, New York	R. Patrick Quinn
April 28, 2016	Executive Vice President, Chief Corporate Governance Officer, and Corporate Secretary

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED

TO PROMPTLY COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD

IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR TO VOTE VIA THE INTERNET OR BY TELEPHONE.

APPENDIX A

APPENDIX A

(NON-GAAP RECONCILIATION TABLE)

In the table below, we provide a reconciliation to GAAP of the adjusted financial metrics approved by the Compensation Committee. The adjustments reflect the exclusion of the effects of the Company’s debt repositioning in the 4th quarter of 2015. The Committee determined that the adjustments were appropriate in light of the extraordinary nature of the non-routine debt repositioning charges and a determination that the Company’s executives should be compensated on the basis of core performance. Financial metrics that are not identified below were not affected by the adjustments approved by the Compensation Committee.

Reconciliation of our GAAP and non-GAAP Results of Operations

The following table reconciles our GAAP and non-GAAP results of operations for the twelve months ended December 31, 2015:

(in thousands, except per share data)	For the Twelve Months Ended December 31, 2015
Net loss (GAAP)	$(47,156)
Adjustments to net loss:
Debt repositioning charge	914,965
State and local non-income taxes resulting from the loss on debt repositioning and recorded in G&A expense	5,440
Merger-related expenses	3,702

Income tax effect	(374,110)

Net income (non-GAAP)	$502,841

Diluted loss per share (GAAP)	$(0.11)
Adjustments to diluted loss per share:
Debt repositioning charge	1.22
Merger-related expenses	0.01

Diluted earnings per share (non-GAAP) (1)	$1.11

(1)	Footing differences are due to rounding.

GAAP and Non-GAAP Returns

The following table presents our returns on average assets and tangible assets and our returns on average stockholders’ equity and tangible stockholders’ equity on a GAAP and non-GAAP basis. We calculated our GAAP returns by dividing the respective average balances by the net loss we recorded in 2015. We calculated our non-GAAP returns by dividing the respective average balances by the non-GAAP net income we would have recorded had we not incurred the debt repositioning charge and merger-related expenses in 2015.

	For the Twelve Months Ended December 31, 2015
	GAAP Returns	Non-GAAP Returns
Return on average assets	(0.10)%	1.03%
Return on average tangible assets	(0.09)	1.09
Return on average stockholders’ equity	(0.81)	8.65
Return on average tangible stockholders’ equity	(1.30)	15.01

APPENDIX A

Reconciliations of Average Stockholders’ Equity and Average Tangible Stockholders’ Equity, Average Assets and Average Tangible Assets

The following table presents the reconciliations of our average stockholders’ equity and average tangible stockholders’ equity, average assets and average tangible assets at or for the twelve months ended December 31, 2015:

(in thousands)	At or for the Twelve Months Ended December 31, 2015
Stockholders’ Equity	$5,934,696
Less: Goodwill	(2,436,131)
Core deposit intangibles	(2,599)

Tangible stockholders’ equity	$3,495,966

Total Assets	$50,317,796
Less: Goodwill	(2,436,131)
Core deposit intangibles	(2,599)

Tangible assets	$47,879,066

Average Stockholders’ Equity	$5,813,636
Less: Average goodwill and core deposit intangibles	(2,441,406)

Average tangible stockholders’ equity	$3,372,230

Average Assets	$48,870,205
Less: Average goodwill and core deposit intangibles	(2,441,406)

Average tangible assets	$46,428,799

Net Income(1)	$502,841
Add back: Amortization of core deposit intangibles, net of tax	3,206

Adjusted net income	$506,847

(1)	The 2015 amount excludes the impact of the $550.0 million after-tax debt repositioning charge and merger-related expenses on our results of operations. Please see the reconciliation of our GAAP and non-GAAP results of operations on page A-1.

Reconciliation of our GAAP and non-GAAP Net Interest Income

The following table reconciles our net interest income as calculated in accordance with GAAP and our adjusted (i.e., non-GAAP) net interest income for the twelve months ended December 31, 2015.

(in thousands)	For the Twelve Months Ended December 31, 2015
Net interest income (GAAP)	$408,075
Adjustment to net interest income:
Debt repositioning charge	773,756

Net interest income (non-GAAP)	$1,181,831

APPENDIX A

GAAP and non-GAAP Net Interest Income Analysis (abridged)

The following table presents an abridged net interest income analysis as calculated in accordance with GAAP (i.e., including the debt repositioning charge) and as calculated on a non-GAAP basis (i.e., excluding the debt repositioning charge) for the twelve months ended December 31, 2015. The impact of the debt repositioning charge is reflected in the interest expense on and cost of borrowed funds; the interest expense on and cost of total interest-bearing liabilities; our net interest income; interest rate spread; and our net interest margin.

	For the Twelve Months Ended December 31, 2015
	GAAP			Non-GAAP
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Total interest-earning assets	$43,621,969	$1,691,584	3.88%	$43,621,969	$1,691,584	3.88%
Total interest-bearing deposits	25,919,090	160,149	0.62	25,919,090	160,149	0.62
Borrowed funds	14,275,818	1,123,360	7.87	14,275,818	349,604	2.45

Total interest-bearing liabilities	40,194,908	1,283,509	3.19	40,194,908	509,753	1.27
Net interest income		$408,075			$1,181,831

Net interest margin			0.94%			2.71%

Reconciliation of Non-Interest Expense and Adjusted Non-Interest Expense

The following table reconciles our non-interest expense as calculated in accordance with GAAP and our adjusted (i.e., non-GAAP) non-interest expense for the twelve months ended December 31, 2015.

(in thousands)	For the Twelve Months Ended December 31, 2015
Non-interest expense (GAAP)	$765,855
Adjustments to non-interest expense:
Debt repositioning charge	(141,209)
Merger-related expenses	(3,702)
State and local non-income taxes resulting from the loss on debt repositioning and recorded in G&A expense	(5,440)

Noninterest expense (non-GAAP)	$615,504

APPENDIX A

Reconciliation of our Efficiency Ratio and our Adjusted Efficiency Ratio

The following table presents our efficiency ratio (which includes the debt repositioning charge and the related non-income taxes recorded in general and administrative (“G&A”) expense) and our adjusted efficiency ratio (i.e., excluding those items) for the twelve months ended December 31, 2015:

(dollars in thousands)	For the Twelve Months Ended December 31, 2015
Sum of net interest income and non-interest income (GAAP)	$618,838
Adjustment:
Debt repositioning charge	773,756

Adjusted sum of net interest income and non-interest income (non-GAAP)	$1,392,594

Operating expenses (GAAP)	$615,600
Adjustment:
State and local non-income taxes resulting from the debt repositioning charge and recorded in G&A expense	(5,440)

Adjusted operating expenses (non-GAAP)	$610,160

Efficiency ratio (1)	99.48%

Adjusted Efficiency ratio(2)	43.81%

(1)	We calculated our efficiency ratio by dividing our operating expenses by the sum of our net interest income and non-interest income.
(2)	We calculated our adjusted efficiency ratio by dividing our adjusted operating expenses by the sum of our adjusted net interest income and non-interest income.

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on <mtgdate>. June 07, 2016

NEW YORK COMMUNITY BANCORP, INC.

Meeting Information

Meeting Type: Annual <mtgtype> Meeting

For holders as of: April <recdate> 12, 2016

Date: June 07, 2016 Time: 10:00 <mtgtime> AM EDT

Location: Sheraton LaGuardia East Hotel 135-20 39th Avenue Flushing, NY 11354

C/O Computershare SHAREOWNER SERVICES 480 WASHINGTON BOULEVARD

JERSEY CITY, NJ 07310

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

1 OF 2 12 15

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

B A R C O D E

Broadridge Internal Use Only

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0000285037_1 R1.0.1.25

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice of Meeting and Proxy Statement 2. Annual Report to Shareholders including the 2015 Form 10-K

How to View Online:

Have the information that is printed in the box marked by the arrow ? (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET: www.proxyvote.com

2) BY TELEPHONE: 1-800-579-1639

3) BY E-MAIL*: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow ? (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 19, 2016 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow ? available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Internal Use Only

0000285037_2 R1.0.1.25

Voting items

The Board of Directors recommends you vote FOR the following:

1. The election of four directors to three-year terms;

Nominees

01 Michael J. Levine 02 Ronald A. Rosenfeld 03 Lawrence J. Savarese 04 John M. Tsimbinos

The Board of Directors recommends you vote FOR proposals 2 and 3:

2. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016,

3. A proposal to amend the Amended and Restated Certificate of Incorporation of the Company phasing out the classification of the board of directors and providing instead for the annual election of directors.

The Board of Directors recommends you vote AGAINST proposal 4:

4. A shareholder proposal regarding proxy access, if properly presented at the meeting.

B A R C O D E

0000 0000 0000 0000

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0000285037_3 R1.0.1.25

Reserved for Broadridge Internal Control Information

NAME	
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

0000285037_4 R1.0.1.25

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

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NAME

THE COMPANY NAME INC.—COMMON THE COMPANY NAME INC.—CLASS A THE COMPANY NAME INC.—CLASS B THE COMPANY NAME INC.—CLASS C THE COMPANY NAME INC.—CLASS D THE COMPANY NAME INC.—CLASS E THE COMPANY NAME INC.—CLASS F THE COMPANY NAME INC.—401 K

123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

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0000285037_4 R1.0.1.25

NEW YORK COMMUNITY BANCORP, INC.

C/O Computershare SHAREOWNER SERVICES 480 WASHINGTON BOULEVARD

JERSEY CITY, NJ 07310

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

1 OF 2

1 1

VOTE BY INTERNET—www.proxyvote.com

If the shares you held at the record date were held through a Company benefit plan, the deadline for providing voting instructions via the Internet is [ ] Eastern Daylight Time on [ ], 2016. For all others, the deadline for voting via the Internet is

[ ] Eastern Daylight Time on [ ], 2016. In either case, please be sure to have your proxy card in hand when you access the web site, and follow the instructions provided to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

You may use any touch-tone phone to vote; just be sure to have your proxy card in hand when you call, and then follow the instructions provided. Please Note: If the shares you held at the record date were held through a Company benefi t plan, the deadline for voting by phone is [ ]. Eastern Daylight Time on [ ], 2016. For all others, the deadline for voting by phone is [ ] Eastern Daylight Time on [ ], 2016.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME

THE COMPANY NAME INC.—COMMON THE COMPANY NAME INC.—CLASS A THE COMPANY NAME INC.—CLASS B THE COMPANY NAME INC.—CLASS C THE COMPANY NAME INC.—CLASS D THE COMPANY NAME INC.—CLASS E THE COMPANY NAME INC.—CLASS F THE COMPANY NAME INC.—401 K

CONTROL # ?0000000000000000

SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345

x

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. The election of four directors to three-year terms;

Nominees

For Withhold For All All All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

01 Michael J. Levine 02 Ronald A. Rosenfeld 03 Lawrence J. Savarese 04 John M. Tsimbinos

The Board of Directors recommends you vote FOR proposals 2 and 3:

2. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016,

3. A proposal to amend the Amended and Restated Certificate of Incorporation of the Company phasing out the classification of the board of directors and providing instead for the annual election of directors.

The Board of Directors recommends you vote AGAINST proposal 4:

4. A shareholder proposal regarding proxy access, if properly presented at the meeting.

For Against Abstain

For Against Abstain

0000000000

0 2

Yes No

Please indicate if you plan to attend this meeting

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

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0000284230_1 R1.0.1.25

ADMISSION TICKET

NEW YORK COMMUNITY BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, June 7, 2016 10:00 a.m., Eastern Daylight Time Sheraton LaGuardia East Hotel 135-20 39th Avenue Flushing, New York

You must present this admission ticket in order to gain admittance to the Special Meeting. This ticket admits only the shareholder(s) listed on the reverse side and is not transferable. Each shareholder will be asked to present valid picture identification, such as a driver’s license. Use of cameras, recording devices, and other electronic devices will not be permitted prior to, during, or after the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

REVOCABLE PROXY NEW YORK COMMUNITY BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

June 7, 2016 10:00 AM , Eastern Daylight Time

The undersigned hereby appoints the Proxy Committee of the Board of Directors of New York Community Bancorp, Inc. (the “Company”), with full power of substitution, to act as attorney and proxy for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Special Meeting of Shareholders to be held on Tuesday June 7, 2016 at 10:00 AM , Eastern Daylight Time, at [ location to come] , and at any and all adjournments thereof, as set forth on the reverse side.

If you hold shares of New York Community Bancorp, Inc. Common Stock through the New York Community Bancorp, Inc. Employee Savings Plan [“401(k) Plan”] or the New York Community Bancorp, Inc. Employee Stock Ownership Plan (collectively referred to as the “tax-qualified plans”) or you have been awarded shares of restricted stock under the New York Community Bancorp, Inc. 2012 Stock Incentive Plan (“Stock Plan”), this proxy card covers all shares for which you have the right to give voting instructions to Pentegra Trust Company, the trustee for the tax-qualified plans and the Stock Plan (the “Trustee”). This proxy card, when properly executed and dated, will be voted by the Trustee as you direct. If you do not direct the Trustee by [ ] Eastern Daylight Time, on [ ], 2016, the Trustee will vote the shares held in the tax-qualified plans in the same proportion as the voting instructions it receives from other participants by that date and time. All shares of Common Stock of the Company held in the Stock Plan for which timely instructions are not received will be voted by the Trustee as directed by New York Community Bancorp, Inc.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR BY TELEPHONE

(Continued, and to be marked, dated, and signed, on the reverse side)

0000284230_2 R1.0.1.25